Exhibit 10.7

ASSET PURCHASE AGREEMENT

among

LQR HOUSE INC.

as the Buyer and

DOLLINGER HOLDINGS LLC

as the Seller

dated as of

May 31, 2021

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 31, 2021, is made and entered into between LQR House Inc. (the “Buyer”) and DOLLINGER HOLDINGS LLC, a Florida Limited Liability Company (“Dollinger Holdings”) (the “Seller”), and the undersigned member of Dollinger Holdings (the “Owner”). The Seller and the Owner are sometimes referred to in this Agreement as a “Seller Party”.

RECITALS

A. The Seller operates a business, among other things, in the domains of consulting, brand development, and creation of related assets including related intellectual property.

B. The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Purchased Assets (as defined herein), upon the terms and subject to the conditions set forth herein (such sale and purchase, together with all other transactions contemplated by this Agreement, the “Transaction”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.1 Definitions. The following terms have the meanings specified or referred to in this Agreement:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, examination, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

The “Business” means all that relating to the online or in-person sale of original wine and other products branded as Soleil Vino.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

“Buyer Shares” means shares of Buyer’s common stock, par value $0.001 per share.

“Closing Date” shall mean May 31, 2021.

“Contracts” means all legally binding contracts, purchase orders, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements.

“Current Assets” means those categories of current assets of the Seller identified on Schedule 1.1a which are Purchased Assets, determined in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the balance sheet as of Closing Date included in the Financial Statements. The calculation of Current Assets for purposes of the determining Closing Net Working Capital shall be consistent with the methodology, line items and categories applied in the illustrative calculation of Net Working Capital set forth on Schedule 1.1a.

“Current Liabilities” means those categories of current liabilities of the Seller identified on Schedule 1.1a which are Assumed Liabilities, determined in accordance with GAAP (for clarity, excluding deferred income), applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the balance sheet as of Closing Date. The calculation of Current Liabilities for purposes of determining the Closing Net Working Capital shall be consistent with the methodology, line items and categories applied in the illustrative calculation of Net Working Capital set forth on Schedule 1.1a.

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time.

“Governmental Authority” means any federal, provincial, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any quasi-governmental authority (to the extent that the rules, regulations or orders of such authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

“Indebtedness” means, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any note, bond (other than any performance bond), debenture, mortgage or other debt instrument or debt security, (iii) payment obligations currently due and payable under any interest rate, currency or other hedging agreement, (iv) obligations under any performance bond or letter of credit (to the extent drawn), (v) any Liabilities of the Seller in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Liabilities are required to be classified and accounted for under GAAP as capital leases; (vi) any amounts for the deferred purchase price of goods and services other than trade payables incurred in the ordinary course of business, including any earn out Liabilities associated with past acquisitions; (vii) all Liabilities with respect to any current or former employee, consultant, officer or director of the Business or the Seller that arise before the Closing Date, including obligations in respect of transaction bonuses, change-in-control payments, severance rights, deferred compensation payments, and similar obligations triggered by the transactions contemplated herein, and all accrued salary, paid time off and vacation obligations, and any and all employment or payroll Taxes imposed with respect to the foregoing (except, with respect to Transferring Employees, to the extent such accrued salary, paid time off and vacation obligations, and any payroll or employment Taxes imposed with respect to such obligations exist as of the Closing Date ); (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons for the payment of which the Seller are responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations; (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of the Business or the Seller (whether or not such obligation is assumed by the Business or the Seller); and (x) all prepayment penalties, premiums or fees required to be paid in connection with the prepayment of any of the foregoing; provided, however, that Indebtedness shall not include the amount of the Seller Transaction Expenses.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, Instagram and other social media platforms and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; (h) rights of personality, publicity and privacy; and (i) all rights to any Actions of any nature available to or being pursued to the extent related to any of the foregoing, whether accruing before, on or after the Closing Date, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

“Intellectual Property Assets” means all Intellectual Property that is owned by or licensed to the Seller and used in or necessary for the conduct of the Business as currently conducted.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

“Knowledge of the Seller”, “The Seller’s Knowledge” or any other similar knowledge qualification means the knowledge of Sean Dollinger, after reasonable inquiry (including, with respect to financial or accounting matters, inquiry of the Seller’s advisors).

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability(ies)” means any and all debts, liabilities, obligations or commitments of any kind or nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Losses” means all losses, damages, Liabilities, deficiencies, Actions, judgments, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder, but excluding punitive or exemplary damages (except to the extent the same are awarded to a third party).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to be, materially adverse to (a) the business, results of operations, financial condition, or assets of the Business, (b) or the ability of the Seller to consummate the Transaction contemplated herein.

“Net Working Capital” means, as at a specified date and without duplication, an amount (which may be positive or negative) equal to (i) the consolidated Current Assets minus (ii) the consolidated Current Liabilities (excluding, for the sake of clarity, any liabilities included in the definition of Indebtedness), calculated in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the balance sheet as of the Closing Date. For the avoidance of doubt, Net Working Capital shall in no case include Excluded Assets or Excluded Liabilities.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability Seller, Governmental Authority, unincorporated organization, trust, association or other entity.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Seller Transaction Expenses” means, without duplication, the aggregate amount of any and all fees and expenses incurred by or on behalf of, or paid or to be paid directly by, the Seller or Owner or any Person that the Seller pays or reimburses or is otherwise legally obligated to pay or reimburse in connection with the process of selling the Business and the Purchased Assets or the negotiation, preparation or execution of this Agreement or the other Transaction Documents or the performance or consummation of the Transaction, including (i) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts in connection with the Transaction; (ii) any fees and expenses associated with obtaining necessary or appropriate waivers, consents, or approvals of any Governmental Authority or third parties on behalf of the Seller in connection with the Transaction; (iii) any fees or expenses associated with obtaining the release and termination of any Encumbrances in connection with the Transaction; and (iv) all brokers’, finders’ or similar fees in connection with the Transaction.

“Taxes” means any and all (a) federal, provincial, state, local, municipal foreign and other income, gross receipts, sales, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties or (b) liability for any amounts of the type described in clause (a) above payable by reason of Treasury Regulations Section 1.1502-6 (or similar provision of state, local or foreign Law), transferee or successor liability, by contract or otherwise, and the term “Tax” means any one of the foregoing Taxes.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, and the other agreements, instruments and documents required to be delivered at or in connection with the Closing.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer, in reliance on the representations, warranties and covenants of the Seller and the Owner contained herein, shall purchase from the Seller, all of the Seller’s right, title and interest in and to all assets, properties and rights, whether tangible or intangible, personal or mixed, accrued, unaccrued or contingent (including goodwill), wherever located and whether now existing or hereafter acquired prior to the Closing Date, related to, used or held for use in connection with the Business, as the same shall exist on the Closing Date, as reflected on or specifically referred to in the Seller’s books or financial statements or in the Schedules hereto, other than the Excluded Assets (collectively, the “Purchased Assets”), in each case free and clear of any Encumbrances other than Permitted Encumbrances, including all of the Seller’s right, title and interest under, in or to (as applicable) the following:

(a) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories, wherever located (“Inventory”);

(b) all Contracts, including, but not limited to, the Contracts listed on Schedule 2.1(b) (the “Assigned Contracts”);

(c) all Intellectual Property Assets set forth in Schedule 2.1(c);

(d) all credits, rebates (including ACH payments, credit memos and any other rebates based on purchase volumes), prepaid expenses, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees;

(e) warranties, indemnities and all similar rights against third parties to the extent related to the Business, the Purchased Assets or the Assumed Liabilities (and proceeds in respect thereof);

(f) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities prior to the Closing;

(g) originals, or where not available (or in the case of Tax Returns), copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, customer lists, correspondence (including all correspondence with any Governmental Authority but excluding pre-Closing privileged correspondence belonging to the Owner and containing information regarding this Transaction), sales material and records, strategic plans, and files relating to the Intellectual Property Assets;

(h) all rebates paid to the Seller, regardless of when paid, in respect of the Business; and

(i) all goodwill and the going concern value of the Business.

2.2 Excluded Assets. The Seller is not selling, and the Buyer is not purchasing, any of the following assets of the Seller, all of which shall be retained by the Seller and excluded from the Purchased Assets (collectively, the “Excluded Assets”):

(a) all accounts or notes receivable, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(b) all rights which accrue or will accrue to the Seller under the Transaction Documents;

(c) all insurance policies of the Seller;

(d) all Tax refunds and prepayments;

(e) cash held in Seller’s bank accounts as of the Closing, but only to the extent such cash is not included in the Seller’s estimate of Current Assets;

(f) shares, membership units and/or any other equity interests in Dollinger Holdings; and

(g) the Seller’s seal, organizational documents, minute books, equity record books, and other records having to do exclusively with the organization of the Seller, and such other books and records which the Seller is prohibited from disclosing or transferring to the Buyer under applicable Law and is required by applicable Law to retain.

2.3 Assumed Liabilities. In connection with the purchase and sale of the Purchased Assets, at the Closing, the Buyer shall assume only the following Liabilities of the Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a) arising under the Assigned Contracts, but excluding any Liabilities arising out of (i) a breach of, or a default or violation under, such Assigned Contract or (ii) any claim or Action for infringement, tort, strict liability or violation of Law, in each case to the extent such Liability is based upon any action, event, circumstance, omission or condition which first occurred at or prior to Closing; and

(b) all current accounts payable and other current liabilities of the Business (including accrued payroll, accrued vacation and payroll taxes owed to or in respect of the Transferring Employees), but in each case only to the extent reflected as a current liability on the balance sheet of the Seller as of the Closing Date.

2.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement, any Schedule or Exhibit hereto or any Transaction Document to the contrary, the Buyer does not assume and shall not be responsible to pay, perform or discharge (and the Seller shall retain, pay, perform or otherwise discharge without recourse to the Buyer) any Liabilities of the Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”), including, without limitation, the following:

(a) any Liability for Taxes, including any Taxes (i) relating to the ownership, possession, or use of the Purchased Assets or the operation of the Business at or prior to the Closing and (ii) that are the obligation of the Seller pursuant to Section 6.23 of this Agreement, provided however that this subparagraph shall expire twelve (12) months from the Closing such that any Liability for Taxes shall become an Assumed Liability as if the same was specifically listed in Section 2.3. In the event of Liability for Taxes becomes known by the Buyer or Seller, the Parties immediately provide notice to the other Party. These liabilities specifically excluded any tax liability related to the purchase and sale of these Assets;

(b) any Indebtedness, except to the extent that such Indebtedness is contemplated in deriving the Purchase Price in which case such Indebtedness shall be an Assumed Liability as if the same was specifically listed in Section 2.3;

(c) any Liability of the Seller arising from or related to any breach, failure to perform, tort related to the performance of, violation of Law, infringement or indemnity pursuant to any Assigned Contract, in each case to the extent such Liability is based upon any action, event, circumstance, omission or condition which first occurred at or prior to Closing;

(d) any Liability arising from or related to any violation or noncompliance of the Seller with any Law applicable to the Seller, the Business or the Purchased Assets;

(e) any Liability arising from or related to any Action against the Seller, the Business, the Purchased Assets or the Assumed Liabilities pending as of the Closing Date or based upon any action, event, circumstance, omission or condition arising prior to the Closing Date;

(f) any Seller Transaction Expenses, except to the extent that such Seller Transaction Expenses are contemplated in deriving the Purchase Price in which case such Seller Transaction Expenses shall be an Assumed Liability as if the same was specifically listed in Section 2.3;

(g) any Liability to indemnify, reimburse or advance amounts to any present or former officer, member, manager, director, employee or agent of the Seller (including with respect to any breach of fiduciary obligations by any such party), except for indemnification of such parties pursuant to Section 7.22, if applicable;

(h) any Liability under any state, provincial or local law with respect to any “plant closing” or “mass layoff,” as those terms are defined in such applicable law, which may result from the consummation of the transactions contemplated hereby or the Seller’s termination of the employment of any of its employees on or prior to the Closing Date;

(i) any Liability relating to any Excluded Assets, whether arising prior to, on or after the Closing Date.

2.5 Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be equal to $2,000,000 (in addition to the assumption of the Assumed Liabilities) consisting of 4,000,000 Buyer Shares which shall be fully paid and non-assessable and shall be issued in the name of those entities and individuals as set forth in Schedule 2.5 (it being understood that the Seller and the Owner must comply with Rule 144 under the Securities Act and any applicable Canadian securities laws, including the applicable holding period thereunder, with respect to such Buyer Shares), and (iii) US$100,000 of cash payable to Dollinger Holdings.

2.6 Allocation of Certain Charges.

(a) Consents and Waivers. Nothing in this Agreement or the other Transaction Documents shall be construed as an agreement to assign any Assigned Contract, right or other Purchased Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Authority unless and until such consent or waiver shall be given. The Seller and the Buyer shall use commercially reasonable efforts to obtain such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement or the other Transaction Documents and to obtain any other consents and waivers necessary to convey to the Buyer all of the Purchased Assets. In the event any such consents or waivers are not obtained prior to the Closing Date, the Seller and the Buyer shall (unless requested otherwise by the Buyer) continue to use commercially reasonable efforts (provided, however, the Seller shall not be required to pay any consideration therefor which is not required under a Contract or arrangement in place as of the Closing) to obtain the relevant consents or waivers until such consents or waivers are obtained. To the extent that any Purchased Asset or Assumed Liability cannot be transferred to the Buyer following the Closing, the Buyer and the Seller shall use commercially reasonable efforts to enter into such arrangements to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset or Assumed Liability to the Buyer as of the Closing and the performance by the Buyer of its obligations with respect thereto. The Buyer shall, as agent or subcontractor for the Seller, pay, perform and discharge fully the liabilities and obligations of the Seller thereunder (to the extent such liabilities and obligations constitute Assumed Liabilities) from and after the Closing Date. To the extent permitted under applicable Law, the Seller shall, at the Buyer’s expense, hold in trust for and pay to the Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other monies received by the Seller to the extent related to such Purchased Asset in connection with the arrangements under this Section. The Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets.

ARTICLE III

CLOSING

3.1 Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transaction shall take place at a closing (the “Closing”) to be held via e-mail exchange of .pdf documents on the Closing Date. The Closing shall be deemed effective as of 12:00 a.m. [Eastern standard time] on the Closing Date.

3.2 Closing Deliverables.

(a) At the Closing, the Seller shall deliver to the Buyer the following:

(i) a bill of sale (the “Bill of Sale”) duly executed by the Seller, transferring the Purchased Assets to the Buyer;

(ii) an assignment and assumption agreement (the “Assignment and Assumption Agreement”) duly executed by the Seller, effecting the assignment to and assumption by the Buyer of the Assigned Contracts and the Assumed Liabilities;

(iii) written consents from Dollinger Holdings in form and substance satisfactory to the Buyer;

(iv) a certificate of an authorized officer of the Seller, certifying that attached thereto is a true and complete copy of (A) the Seller’s Articles of Organization (as amended) and Bylaws and (B) resolutions of the directors of the Seller and of the Owner duly executed thereby, approving this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby;

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to the Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, the Buyer shall deliver to the Seller the following:

(i) the Purchase Price, payable as set forth in Section 2.5; and

(ii) the Assignment and Assumption Agreement duly executed by the Buyer.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller and the Owner hereby represent and warrant to the Buyer, as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows:

4.1 Organization of the Seller. Dollinger Holdings is a limited liability company duly organized and validly existing under the laws of Florida, both having full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. The Seller is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that are not, individually or in the aggregate, material to the Business.

4.2 Capitalization; Subsidiaries. The Owner (a) owns beneficially all membership units of Dollinger Holdings and (b) has the sole right to vote all of such shares and units, and no other Person owns any shares or other equity interests of the Seller. There are no outstanding rights, options or warrants to acquire equity interests, of the Seller. All of the issued and outstanding equity interests of the Seller are duly authorized, validly issued, and free of preemptive rights and there are no unsatisfied capital contributions with respect thereto. The Seller does not currently have, nor has it ever had, any direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

4.3 Authority of the Seller Parties. Each Seller Party has all requisite capacity, power and authority, as applicable, to enter into this Agreement and the other Transaction Documents to which each Seller Party is a party, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller Parties of this Agreement and any other Transaction Document to which any Seller Party is a party, the performance by the Seller Parties of their obligations hereunder and thereunder and the consummation by the Seller Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each Seller Party. This Agreement and each other Transaction Document to which any Seller Party is a party have been duly executed and delivered by each Seller Party, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement such other Transaction Documents each constitutes a legal, valid and binding obligation of the Seller Parties enforceable against each Seller Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4.4 No Conflicts; Consents. The execution, delivery and performance by the Seller Parties of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of, or default under, any provision of the Articles of Incorporation of the Seller, the Bylaws of the Seller, or other organizational documents of the Seller; (b) result in a violation or breach of any provision of any Law applicable to the Seller Parties, the Business or the Purchased Assets; (c) require any notice, authorization, approval, order, permit or consent of or with any Governmental Authority; (d) result in a violation or breach of, or default under, or require the consent, notice or other action by any Person under, any Assigned Contract, (e) result in a violation or breach of, or default under, or require the consent, notice or other action by any Person under any Contract (other than the Assigned Contracts) to which the Seller are a party, except where the violation, breach, conflict, default, acceleration or failure to give notice would not be material to the Business; or (f) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, on the Purchased Assets.

4.5 Undisclosed Liabilities. The Seller has no Liabilities with respect to the Business required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) those that are adequately reflected or reserved against in the Last Balance Sheet as of the date of the Last Balance Sheet and (b) those that have been incurred in the ordinary course of business consistent with past practice since the date of the Last Balance Sheet and that are not, individually or in the aggregate, material in amount.

4.6 Contracts.

(a) Schedule 4.6 sets forth all Contracts to which the Seller is a party or otherwise bound that are of the following nature (excluding, for clarity, Contracts that have expired or been terminated with no surviving provisions):

(i) any Contract for the purchase of services, equipment, materials, products, or supplies that (a) involves payments by the Seller of more than $50,000 individually on an annual basis or (b) which has not been fully performed and which expressly requires payment by the Seller of more than $50,000;

(ii) any Contract relating to or evidencing Indebtedness;

(iii) any Contract with any Governmental Authority;

(iv) any Contract with any Affiliate of the Seller;

(v) any employment, independent contractor or consulting Contract (excluding offer letters on the Seller’s standard forms provided to the Buyer);

(vi) any Contract with a noncompetition, nonsolicitation, “most-favored- nation” pricing or exclusivity agreement or other arrangement that would prevent, restrict or limit in any way the Seller or, to the extent that such Contract is an Assigned Contract, the Buyer, from carrying on its business in any manner or in any geographic location;

(vii) any Contract pursuant to which the Seller are the lessee or lessor of, or holds, uses, or makes available for use to any Person, (a) any real property or (b) any tangible personal property and, in the case of clause (b), that involves an aggregate amount in excess of $20,000;

(viii) any Contract for the sale or purchase of any tangible personal property in an amount in excess of $20,000 individually, or for the sale or purchase (including any option to purchase or right of first refusal or right of first negotiation) of any real property;

(ix) any Contract or commitment for capital expenditures of more than [$20,000] individually;

(x) any license agreement providing for the payment or receipt of royalties or other compensation by the Seller, or the license of any material Intellectual Property Assets which will extend over a period of at least one year, or involve consideration in excess of $20,000 individually;

(xi) any joint venture or partnership, merger, asset or stock purchase or divestiture Contract;

(xii) any Contract to provide a guaranty, indemnification, reimbursement, contribution, assumption or endorsement of, or any substantially similar commitment with respect to, the obligations, Liabilities or Indebtedness of any other Person, except commercial Contracts containing standard indemnification provisions entered into in the ordinary course of business;

(xiii) any confidentiality, secrecy, or non-disclosure agreement entered into outside the ordinary course of business;

(xiv) any Contract that results in any Person holding a power of attorney that relates to the Seller, the Business, the Purchased Assets or the Assumed Liabilities;

(xv) any Contract with a Key Customer or Key Vendor; and

(xvi) any other Contract, whether or not made in the ordinary course of business that is material to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Business.

(b) The Seller is not in material breach of, or material default under, any Assigned Contract. To the Seller’s Knowledge, each other Person that has or had any obligation or liability under any Assigned Contract is in full compliance with all applicable terms and requirements of such Assigned Contract. To the Seller’s Knowledge, no event has occurred or circumstance exists that may contravene, conflict with, or result in a violation or breach of, or give the Seller’s or any other Person, the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assigned Contract. Within the two (2) year period immediately preceding the Closing Date, the Seller has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assigned Contract.

4.7 Title to Purchased Assets. The Seller has good and valid title in and to all of the Purchased Assets. All such Purchased Assets are free and clear of Encumbrances except for (i) Encumbrances for Taxes not yet due and payable, (ii) statutory Encumbrances of carriers, warehousemen, mechanics, materialmen and other similar Persons arising in the ordinary course of business and with respect to which the underlying payments giving rise thereto are not contested or delinquent, and (iii) Encumbrances imposed under applicable Law (collectively, the “Permitted Encumbrances”).

4.8 Intellectual Property.

(a) The Seller has no pending application with any Governmental Authority or other Person for any patent, copyright or trademark relating to the Business.

4.9 Condition and Sufficiency of Assets.

(a) Tangible Personal Property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of the Tangible Personal Property is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not, in the aggregate, material in nature or cost.

(b) The Purchased Assets are sufficient for the continued conduct of the Business by the Buyer after the Closing in substantially the same manner as conducted by the Seller prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted by the Seller.

4.10 Intellectual Property.

(a) All of the Intellectual Property Assets are wholly and exclusively owned by, or duly and validly licensed to, the Seller free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller has not transferred ownership of, granted any exclusive license of or exclusive right to use, or granted any exclusive rights in or to joint ownership of, any Intellectual Property Assets to any other Person. No person other than the Seller possesses any current or contingent rights of any kind to any source code included in the Intellectual Property Assets, and the Seller has not granted any current or contingent rights of any kind to any source code that is part of any Intellectual Property Asset. All Intellectual Property Assets are fully transferable, alienable or licensable by the Seller without restriction and without payment of any kind to any Person (excluding payments required to record transfer with the United States Patent and Trademark Office or the Canadian Intellectual Property Office).

(b) There are no Contracts to which the either Seller Party is a party with respect to (i) the license of any third-party Intellectual Property by the Seller excluding commercially available off- the-shelf software, or (ii) the license of any Intellectual Property Asset to a third party.

(c) The conduct of the Business, including the use and other exploitation of the Intellectual Property Assets, has not infringed, misappropriated, diluted or violated, and does not infringe, misappropriate, dilute or violate, any Intellectual Property rights of any Person. The Seller has not received any written notice or claim asserting that any such infringement, misappropriation, dilution or violation has occurred and, to the Seller’s Knowledge, no facts or circumstances exist that would provide a reasonable basis for any such claim. The Seller has not received any offer for a license of Intellectual Property from any Person in connection with an allegation by such Person that the Seller has infringed or misappropriated any of the Intellectual Property of such Person.

(d) The conduct of the Business, including the use and other exploitation of the Intellectual Property Assets, does not constitute unfair competition or trade practices under the Laws of any jurisdiction. The Seller has not received any written notice or claim asserting any such unfair competition or trade practices and, to the Seller’s Knowledge, no facts or circumstances exist that would provide a reasonable basis for any such claim.

(e) All current and former employees of the Seller who have contributed to or created any portion of, or otherwise may have rights in or to, any Intellectual Property Assets meet all of the following requirements: (i) their work in any Intellectual Property Asset was created by them entirely within the scope of their employment by the Seller; (ii) their copyrightable work product in any Intellectual Property Asset is owned by the Seller as a work made for hire under applicable copyright law or has otherwise been validly assigned to the Seller under one of the Seller’s standard form(s) of employee invention assignment or similar; and (iii) any inventions, improvements or discoveries of such employees that are included or implemented in any Intellectual Property Asset have been validly assigned to the Seller; and (iv) any moral rights in any Intellectual Property Asset has been waived under an Employee Assignment Agreement.

(f) All current and former consultants, contractors and any other non-employee Persons engaged or retained by the Seller that have contributed to or created any portion of, or otherwise may have rights in or to, any Intellectual Property Asset have executed and delivered, and are in compliance with, written agreements that validly and effectively assign to the Seller all Intellectual Property conceived, created, developed, written, invented, discovered or reduced to practice on behalf of the Seller by such consultants, contractors, or other Persons.

4.11 Buyer Shares.

In connection with the issuance of the Buyer Shares contemplated by this Agreement, each Selling Party represents and warrants as follows:

(a) Each Selling Party is acquiring the Buyer Shares for investment for its own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended and in effect from time to time, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). Neither Selling Party has a present intention of selling, granting any participation in, or otherwise distributing the Buyer Shares. Neither Selling Party has any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any other person or entity, with respect to any of the Buyer Shares.

(b) At no time was either Selling Party presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Buyer Shares by the Buyer or its agents.

(c) Each Selling Party is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and under applicable Canadian securities laws.

(d) Each Selling Party has been furnished with, and has had access to, such information as it considers necessary or appropriate in connection with the acquisition of the Buyer Shares, and each Selling Party has had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the delivery of the Buyer Shares.

(e) Each Selling Party has knowledge and experience in financial and business matters and acknowledges it is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect its own interests in connection with this transaction, and is financially capable of bearing a total loss of the Buyer Shares.

(f) Each Selling Party is fully aware of: (i) the highly speculative nature of the Buyer Shares, (ii) the financial hazards involved, (iii) the lack of liquidity of the Buyer Shares, and (iv) the tax consequences of acquiring the Buyer Shares.

(g) Each Selling Party understands that the Buyer Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy each of the Selling Party’s representations as expressed herein. Each Selling Party understands that the Buyer Shares constitute “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, it must hold the Buyer Shares indefinitely unless they are registered with the Securities Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Selling Party acknowledges that the Buyer has no obligation to register or qualify the Buyer Shares for resale. Each Selling Party further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Buyer Shares, and on requirements relating to the Buyer which are outside of the Selling Parties’ control, and which the Buyer is under no obligation and may not be able to satisfy. Each Selling Party is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.12 Legal Proceedings.

(a) There are, and for the past five (5) years there have been, no Actions pending or, to the Seller’s Knowledge, threatened against or by the Seller (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the Transaction. To the Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding orders or unsatisfied judgments, penalties or awards against, relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities.

4.13 Compliance with Laws.

(a) The Seller has complied at all times, and is now complying, in all material respects with all Laws applicable to the conduct of the Business and the ownership and use of the Purchased Assets.

(b) All material Permits, if any, required for the Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by the Seller and are valid and in full force and effect. All fees and charges currently due with respect to such Permits have been paid in full.

4.14 Taxes.

(a) All Tax Returns required to be filed by the Seller have been timely filed. Such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by the Seller (whether or not shown on any Tax Return) have been timely paid.

(b) The Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) The Seller has collected all sales, use, value added, goods and services, and similar Taxes required to be collected and timely remitted all such Taxes collected to the appropriate Governmental Authority in accordance with applicable Law.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Seller.

(e) All deficiencies asserted, or assessments made, against the Seller as a result of any examinations by any Governmental Authority have been fully paid.

(f) The Seller is not a party to any Action by any Governmental Authority. There are no pending or threatened Actions by any Governmental Authority. No Governmental Authority in a jurisdiction where the Seller does not file Tax Returns has made any claim that the Seller is or may be subject to Tax in that jurisdiction.

(g) There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any Governmental Authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(h) The Seller has no Liability for Taxes of any other Person arising under Contract, by operation of law, by reason of being a successor or transferee, or otherwise. None of the Assumed Liabilities is a Contract regarding the sharing or allocation of either Liability for Taxes or payment of Taxes.

(i) None of the Purchased Assets to be acquired by the Buyer from the Seller constitute “taxable Canadian property” within the meaning of the ITA.

4.15 Affiliate Interests and Transactions. No Affiliate of the Seller (including the Owner) has any right, title or interest in any properties or assets of any kind or character (whether real, personal or mixed, tangible or intangible, contingent or otherwise) used or held for use in connection with the Business other than the Excluded Assets. No Affiliate of the Seller conducts any part of the Business for or on behalf of the Seller or otherwise. No Affiliate of the Seller is a party to, or has any direct or indirect rights in, to or under, any Assigned Contract.

4.16 Brokers. A finder’s fee of 5% will be payable to MG Investment Consultants by the Buyer.

4.17 Absence of Certain Changes or Events. Since December 31, 2020, the Seller has conducted the Business only in the ordinary course consistent with past practice, there has not been any event, change, circumstance, occurrence, effect, state of facts or development that has had or could be anticipated to have a Material Adverse Effect, and neither the Business not the Purchased Assets have suffered any material loss, damage, or destruction affecting any material properties or assets thereof or included therein, whether or not covered by insurance.

4.18 Solvency. The Seller is and, as of immediately following the consummation of the transactions contemplated under this Agreement, will be “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller Parties, as of the date hereof and as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows:

5.1 Organization of the Buyer. The Buyer is a duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

5.2 Authority of the Buyer. The Buyer has full power and authority to enter into this Agreement and the other Transaction Documents to which the Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and any other Transaction Documents to which the Buyer is a party, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5.3 No Conflicts; Consents. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation or bylaws of the Buyer; or (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Buyer. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for any consents, approvals, Permits, Governmental Orders, declarations, filings or notices which have not been obtained or which, in the aggregate, would not impede the consummation of the transactions contemplated hereby and the performance by the Buyer of its obligations hereunder.

5.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Buyer.

5.5 Legal Proceedings. There are no Actions pending or, to the Buyer’s knowledge, threatened against or by the Buyer or any Affiliate of the Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS

6.1 Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Seller Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

6.2 Transfer Taxes and Tax Elections.

(a) All transfer, documentary, recording, sales, use, stamp, registration, value added or other similar Taxes, charges or fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (“Transfer Taxes”) shall be borne and paid by the Buyer when due. The party responsible for preparing any Tax Returns or other documents under the Law with respect to such Transfer Taxes shall, at Buyer’s expense, timely file any Tax Return or other document with respect to such Transfer Taxes or fees (and the other party shall cooperate with respect thereto as may be reasonably necessary).

(b) Notwithstanding Section 6.2(a), the Buyer and the Seller agree to elect jointly in prescribed form pursuant to section 167 of the Excise Tax Act (Canada) so that no HST is payable by the Buyer in respect of the purchase of the Purchased Assets from the Seller. The Buyer shall file such election within the time prescribed by the Excise Tax Act (Canada).

6.3 Certain Tax Matters. At or after the Closing, all ad valorem, property or other Taxes imposed on a periodic basis pertaining to the Purchased Assets shall be prorated on the basis of the number of days of the relevant Tax year or period which have elapsed through the Closing Date, determined without reference to any change of ownership occasioned by the consummation of the transactions contemplated by this Agreement. The Seller shall be responsible for that portion of such amounts relating to the period on or prior to the Closing Date and the Buyer shall be responsible for that portion of such amounts relating to the period after the Closing Date. The Buyer and the Seller shall cooperate, as and to the extent reasonably requested by either party, in connection with the filing of any Tax Returns, and Action with respect to Taxes, relating to the Purchased Assets or the operation of the Business. Such cooperation shall include the retention and (upon a party’s reasonable request) the provision of records and information which are reasonably relevant to any such Tax Return, or Action, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and timely notification of receipt of any notice of an Action or notice of deficiency relating to any Tax or Tax Return with respect to which the non-recipient may have liability hereunder. Notwithstanding anything in this Agreement to the contrary, any claim against the Seller pursuant to this paragraph shall be made by the Buyer no later than six (6) months after Closing; the Seller shall have no liability for Taxes after expiration of six (6) months from Closing.

6.4 Name. Following the Closing, no Seller Party will, directly or indirectly, use or do business, or allow any of their respective Affiliates to, directly or indirectly, use or do business, under any name included as part of the Purchased Assets.

6.5 Further Assurances; Access to Records. At Buyer’s sole expense, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of, and give effect to the transactions contemplated by, this Agreement and the other Transaction Documents, including as may be necessary or appropriate to assure fully to the Buyer all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Buyer under this Agreement and the other Transaction Documents and to assure fully to the Seller the assumption of the liabilities and obligations intended to be assumed by the Buyer pursuant to this Agreement and the other Transaction Documents. In connection with any securities or debt offerings of the Buyer or its Affiliates the Seller shall, if requested by the Buyer and at the Buyer’s expense, request that its pre-Closing accountants deliver customary comfort letters with respect to historical Business financial information and consent to, and request that the Seller’s pre-Closing accountants deliver consents to, the inclusion of historical Business financial information and accountant reports in any offering or debt document or registration statement.

6.6 Release. The Owner, on behalf of itself and its Affiliates, and its and their managers, directors, officers, members, shareholders, partners, employees, agents, legal representatives, predecessors, successors, and assigns (collectively, the “Releasing Parties”), hereby, irrevocably and unconditionally, fully and forever acquits, releases, covenants not to sue, and discharges the Buyer and its Affiliates, and its and their managers, directors, officers, members, shareholders, partners, employees, agents, legal representatives, predecessors, successors, and assigns (collectively, the “Buyer Releasees”), from any and all actions, claims, charges, demands, damages, losses, obligations, liabilities, costs, expenses (including attorneys’ fees and court costs), causes of action, debts, contracts, torts, covenants, fiduciary duties, responsibilities, suits and judgments, at law or in equity, of every nature and kind that such Owner, or any of the other Releasing Parties have, may have had, or may have in the future against the Buyer Releasees, whether known or unknown, for all matters relating to, arising out of or in connection with the status of such Owner as an owner, employee, officer, and/or manager of the Seller prior to the Closing Date, except obligations arising pursuant to this Agreement and any other Transaction Documents. The release set forth in this Section 6.6 will be binding upon each such Owner, the other Owner Releasing Parties, and their respective heirs, legal representatives, successors, and assigns and will inure to the benefit of the Buyer Releasees and their respective successors and assigns.

ARTICLE VII

INDEMNIFICATION

7.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in Section 4.1 (Organization of the Seller), Section 4.2 (Capitalization; Subsidiaries), Section 4.3 (Authority of the Seller Parties), Section 4.7 (Title to Purchased Assets), Section 4.8 (Sufficiency of Assets), Section 4.9 (Intellectual Property), Section 4.16 (Brokers), Section 5.1 (Organization of the Buyer), Section 5.2 (Authority of the Buyer), and Section 5.4 (Brokers) (collectively, the “Fundamental Representations”) shall survive for four (4) years from the date of Closing. The foregoing limitations periods shall be liberally construed in favor of avoiding liability, and shall be applied regardless of equitable tolling, when a party discovered the basis for any claim hereunder, or any statute of limitations otherwise providing for a longer period of time. Notwithstanding the foregoing, if a statute of limitations for a claim provides for a period of time shorter than that provided for herein, then that statute of limitations shall be applied. All covenants and agreements of the parties contained herein shall survive the Closing until fully performed.

7.2 Indemnification by the Buyer. Subject to the other terms and conditions of this Article VII, the Buyer shall indemnify and defend each of the Seller Parties and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in this Agreement, the other Transaction Documents, or in any certificate or instrument delivered by or on behalf of the Buyer pursuant to this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement;

(c) the Buyer’s failure to pay, resolve, discharge and perform any Assumed Liability;

(d) except for Excluded Liabilities, any third party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Buyer or any of its Affiliates conducted, existing or arising following the Closing Date;

(e) any securities or debt offerings of the Buyer or its Affiliates;

(f) anything contained within the financial information and accountant reports in any offering, debt document or registration statement of the Buyer or its Affiliates.

7.3 Indemnification Procedures.

(a) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), but in any event not later than thirty (30) days after receipt of notice of a claim from a third party. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that has been or may be sustained by the Indemnified Party. If an Indemnifying Party fails to object to notice of an indemnification claim delivered by the Indemnified Party pursuant to this Section 7.3 within thirty (30) days, or only objects to a portion of such Loss, then the amount of Loss set forth in such notice (or if less, the amount which is not objected to by the Indemnifying Party) shall automatically become payable pursuant to Section 7.5.

(b) Subject to Section 7.3(c), in connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party of an unqualified written acknowledgement of the Indemnifying Party’s indemnification obligations under this Agreement with respect to such Action, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not elect to assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed in any case in which the Indemnified party is given a full and complete release of any and all Liability by all relevant parties). Notwithstanding the above, if a firm offer is made to settle a third party claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such third party claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such third party claim and in such event, the maximum liability of the Indemnifying Party as to such third party claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such third party claim, the Indemnifying Party may settle the third party claim upon the terms set forth in such firm offer to settle such third party claim. If the Indemnified Party has assumed the defense pursuant this Section 7.3, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Notwithstanding anything in Section 7.3(b) to the contrary, where the Buyer is the Indemnified Party, it shall have the right to conduct and control, through counsel of its choosing (such counsel subject to the reasonable approval of the Indemnifying Party) the defense, compromise and settlement of any Action that (i) seeks an injunction or other equitable relief against the Buyer or any of its Affiliates; (ii) involves a customer or supplier of the Business; or (iii) the settlement of which may act as an adverse and binding precedent upon the Buyer or its Affiliates with respect to similar claims or demands or which may have, in the Buyer’s reasonable judgment, a material adverse impact on the Business or on the Buyer’s broader business or operations. The Buyer may settle, adjust or compromise any Action described in the foregoing sentence after first conferring with the Seller. Additionally, any Indemnifying Party shall lose its right to contest, defend, litigate and settle the Action if it fails to accept a tender of the defense of the Action or if it shall fail to diligently contest the Action, and in such event the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Action.

7.4 Payments. Once a Loss is agreed to by the Indemnifying Party or finally determined to be payable pursuant to this Article VII, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such agreement or final determination by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full satisfaction of any such obligations within such five (5) Business Day period, any amount payable shall accrue interest from and including the date payment is due to and including the date such payment has been made at a rate per annum equal to five percent (5%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

7.5 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

7.6 Cumulative Remedies. Subject to Section Error! Reference source not found., the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, intentional misrepresentation or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement or any other Transaction Document) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII. Nothing in this section shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraud, intentional misrepresentation or willful misconduct.

ARTICLE VIII

MISCELLANEOUS

8.1 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

8.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

If to the Seller Parties:	Dollinger Holdings LLC
c/o Sean Dollinger
3161 Westmount PL West
Vancouver V7V 3G4
Canada
Email: Sean@seandollinger.com

If to the Buyer Party:	LQR House Inc.
c/o Darren Collings
2699 Stirling Road, Suite A-105
Fort Lauderdale, Florida 33312
Email: darrengeorgecollins@gmail.com

8.3 Interpretation. For purposes of this Agreement, (a) the word “or” is not exclusive; and (b) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (a) to Articles, Sections and Schedules mean the Articles and Sections of, and Schedules attached to, this Agreement; (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (c) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

8.4 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.5 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.6 Entire Agreement. This Agreement (including the Schedules) and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, or any other Schedule, the statements in the body of this Agreement will control.

8.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Buyer may, without the prior written consent of the Seller, assign all or any portion of its rights under this Agreement, including the right to purchase any of the Purchased Assets or assume any of the Assumed Liabilities: (a) to one or more of its Affiliates, (b) in connection with a sale or transfer of all or a material portion of the Business or the Purchased Assets, or (c) to a lender or financing source of the Buyer as collateral security, in each case without the prior consent of any party hereto.

8.8 No Third-Party Beneficiaries. Except for Persons entitled to indemnification pursuant to Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.9 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.10 Governing Law; Venue. This Agreement and all disputes or controversies arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Florida. In any Action among or between any of the parties arising out of or relating to this Agreement, including any action seeking equitable relief, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts sitting in Broward County, Florida.

8.11 Prevailing Party Attorney Fees; Costs. In any legal proceeding brought to interpret and/or enforce this Agreement, the prevailing party in any such proceeding shall be awarded all of its attorneys’ fees and costs incurred by that party in preparation for such proceeding, during and through trial, and through all appellate levels.

8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together constitute one and the same instrument. This Agreement may be (i) transmitted for reproduction and execution by any means now known or hereafter devised, including facsimile or electronic file transmission, and (ii) converted from its original software program to another and/or printed on different paper formats or in different fonts, any or all of which may result in variations to the pagination and appearance of the counterpart versions of this Agreement. The execution and delivery of counterparts of this Agreement, by facsimile, by electronic file transmission or by original manual signature, regardless of the means or any variation in pagination or appearance, shall be binding upon the parties. Any party delivering an executed counterpart of this Agreement by facsimile or by electronic file transmission shall also deliver a manually executed counterpart of this Agreement to each other party, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LQR HOUSE INC.

By:	/s/ Darren Collins
Darren Collins
As:	Director

DOLLINGER HOLDINGS LLC

By:	/s/ Sean Dollinger
Sean Dollinger
As:	Member Manager

/s/ Sean Dollinger
SEAN DOLLINGER, as Owner

REMAINDER OF PAGE INTENTIONALLY BLANK

SCHEDULES FOLLOW

SCHEDULE 1.1a

Current Assets: NONE

Current Liabilities: NONE

SCHEDULE 2.1(b) ASSIGNED CONTRACTS

Independent Contractor Agreement (Sommelier Contract) by and between Dollinger Holdings LLC and Krysten Michayluk effective as of January 12, 2021, executed on or about January 27, 2021

Nondisclosure, Nonsolicitation, and Noncompetition Agreement by and between Dollinger Holdings LLC and Krysten Michayluk effective as of January 12, 2021, executed on or about January 27, 2021

All sourcing agreements with third party vendors whether oral or written for all Soleil Vino and related branded products

All financial statements and documents relating to the business of Soleil Vino.

SCHEDULE 2.1(c)

Trademarks regardless of registration status for Soleil Vino and all associated trade dress and intellectual property rights.

All labels, logos and other branding bearing the Soleil Vino marks or any mark substantially similar to the same.

Website and all related digital and social media content including but not limited to influencer networks, http://www.soleilvino.com, and all related content, and all related sales channels.

SCHEDULE 2.5

Buyer Shares pursuant to Paragraph 2.5 shall be issued as follows:

Name	Number of Shares

Yaakov Levtov	3,800,000
4 Rachel Street
Tel Aviv Isreal

Andrea Cooke	200,000
713 Hickory Street North,
Whitby, Ontario,
Canada L1N 3Y1

SCHEDULE 3.2

CLOSING DELIVERABLES FROM SELLERS AS TO AUTHORITY AND CONSENT

BILL OF SALE & GENERAL ASSIGNMENT

This Bill of Sale (“Bill of Sale”) is made by Sean Dollinger, individually and Dollinger Holdings LLC (collectively, “Seller”) and LOR House, Inc. as “Buyer.” For and in consideration of the cash and other good and valuable consideration as set forth in that certain Asset Purchase Agreement executed by and between Seller and Buyer, dated as of May 31, 2021 (hereinafter referred to as the “Asset Purchase Agreement”), receipt of which is hereby acknowledged, Seller does hereby sell, convey, assign and deliver unto Buyer, any and all right, title and interest of and to the assets of the Seller to the extent of and as set forth in the Asset Purchase Agreement including all schedules thereto (the “Assets”).

NOW THEREFOR, Seller sells, conveys, assigns and transfers the Assets pursuant to all representations, covenants, warranties and terms of the Asset Purchase Agreement. In addition, Seller and Buyer hereby incorporate all of the terms of the Asset Purchase Agreement herein, which shall survive the Closing (as defined therein) to the extent set forth in the Asset Purchase Agreement. In the event of a conflict between the terms of the Asset Purchase Agreement and this Bill of Sale, the provisions of the Asset Purchase Agreement shall govern.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed by electronic signatures with the same effect as original signatures.

IN WITNESS WHEREOF, the undersigned Seller and Buyer have caused this Agreement to be duly executed as of the dates set forth below.

“SELLER”	“BUYER”

LOR HOUSE INC.

/s/ Sean Dollinger	By:	/s/ Darren Collins
Sean Dollinger, an individual	Print Name:	Darren Collins
Date:	As:	Director

DOLLINGER HOLDINGS LLC

By:	/s/ Sean Dollinger
Sean Dollinger
As:	Member Manager

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into as of May 31, 2021 (the “Agreement”) by and between Sean Dollinger, individually, and DOLLINGER HOLDINGS LLC, a Florida limited liability company (collectively “Assignor”), and LQR HOUSE INC., a Delaware corporation (“Assignee”).

WHEREAS, of even date herewith, Assignor and Assignee have entered into that certain Asset Purchase Agreement; and

WHEREAS, Assignor desires to assign all of its rights, interests and obligations under certain contracts to which it is a party to Assignee as set forth herein, and Assignee wishes to assume such rights, interests and obligations.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignment. Assignor hereby assigns and conveys to Assignee for the benefit of Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the contracts set forth on Schedule 2.1(b) of the Asset Purchase Agreement as “Assigned Contracts”, referred to herein as the “Assumed Contracts”, together with all rights, privileges and benefits appertaining thereto (collectively with the Assumed Contracts, the “Assigned Rights”).

2.	Assumption. Assignee hereby accepts the assignment and conveyance of the Assigned Rights by Assignor pursuant to paragraph 1 above and does hereby assume, and undertake and agree to hereafter pay, perform and discharge in accordance with their terms any and all of the liabilities, obligations and commitments of Assignor relating to the Assigned Rights.

3.	Benefit of the Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person or entity other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including any third party beneficiary rights.

4.	Headings. The headings used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.	Counterparts. This Agreement may be executed in one or more counterparts. The facsimile signature of a party hereto shall be of the same binding force and effect as that party’s original signature.

REMAINDER OF PAGE INTENTIONALLY BLANK

PAGE 2 FOLLOWS

“ASSIGNOR”	“ASSIGNEE”

LOR HOUSE INC.

/s/ Sean Dollinger	By:	/s/ Darren Collins
Sean Dollinger, an individual		Print Name: Darren Collins
As: Director

DOLLINGER HOLDINGS LLC

By:	/s/ Sean Dollinger
Sean Dollinger
As:	Member Manager

2

WAIYER OF NOTICE OF SPECIAL MEETING OF

DIRECTORS OF

DOLLINGER HOLDINGS LLC

We, the undersigned, being all of the Directors of the Company, hereby agree and consent that the special meeting of the Directors be held on the date and time, and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting, or at any adjournment or adjournments thereof, as may be deemed advisable by the Directors present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof, shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

Place of Meeting: Via Videoconference

Date of Meeting: June 2, 2021

Time of Meeting: 4:30 p.m. EDT

Dated: June 2, 2021

/s/ Sean Dollinger
Sean Dollinger

CERTIFICATE OF OFFICER

OF

DOLLINGER HOLDINGS LLC

I HEREBY CERTIFY that I am the sole Member Manager of DOLLINGER HOLDINGS LLC, and that attached hereto is a true, correct and complete copy of the Company’s Articles of Organization filed with the Florida Secretary of State. I further certify that as a single member limited liability company, the company is not required to have nor does it have bylaws or an operating agreement.

/s/ Sean Dollinger
SEAN DOLLINGER

Electronic Articles of Organization For Florida Limited Liability Company	L20000050075 FILED 8:00 AM February 12, 2020 Sec. Of State jafason

Article I

The name of the Limited Liability Company is:

DOLLINGER HOLDINGS LLC

Article II

The street address of the principal office of the Limited Liability Company is:

2699 STIRLING ROAD

SUITE A-105

FORT LAUDERDALE, FL. US 33312

The mailing address of the Limited Liability Company is:

2699 STIRLING ROAD

SUITE A-105

FORT LAUDERDALE, FL. US 33312

Article III

The name and Florida street address of the registered agent is:

HOLIDAY HUNT RUSSELL PLLC

2699 STIRLING ROAD

SUITE A-105

FORT LAUDERDALE, FL. 33312

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: HOLIDAY HUNT RUSSELL

L20000050075 FILED 8:00 AM February 12, 2020 Sec. Of State jafason

Article IV

The name and address of person(s) authorized to manage LLC:

Title: MGR

SEAN DOLLINGER

2699 STIRLING ROAD SUITE A-105

FORT LAUDERDALE, FL. 33312 US

Signature of member or an authorized representative

Electronic Signature: SEAN DOLLINGER

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the reqmrementto file an annual report between January 1st and May 1st in the calendar year following formation of the LLC and every year thereafter to maintain “active” status.

MINUTES OF SPECIAL MEETING

OF DIRECTORS

OF

DOLLINGER HOLDINGS LLC

The Special Meeting of Directors of the above-captioned Corporation occurred as set forth in the written Waiver of Notice signed by the Directors fixing such time and place, and prefixed to the minutes of this meeting.

There were present the following: Sean Dollinger being all the Directors of the Company. The meeting was called to order by Sean Dollinger.

It was moved, seconded and unanimously carried that Sean Dollinger act as Chairman and Secretary.

The Chairman noted that it was in order to consider for approval that certain Asset Purchase Agreement by and between the Company and Sean Dollinger individually, as Seller, and LQR House Inc, a Delaware Company, as Buyer, respecting conveyance of sale of certain assets, assumption of certain liabilities and assignment of certain contracts of the Company, the contract being appended to these minutes. Upon motion duly made, seconded and unanimously carried, the referenced Asset Purchase Agreement be and the same is hereby APPROVED AND RATIFIED by the Company. Sean Dollinger is hereby authorized to execute on behalf of the Company the referenced Asset Purchase Agreement and all documents ancillary and related to the Asset Purchase Agreement, and to talk any and all other action necessary and proper to consummation of the agreement of the parties to the Asset Purchase Agreement.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, it was adjourned.

/s/ Sean Dollinger
Sean Dollinger, Secretary

Attest:

Board of Directors

/s/ Sean Dollinger
Sean Dollinger

SCHEDULE 4.6

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (the “Agreement”), dated and effective as of January 12, 2021 (the “Effective Date”), is entered by and between DOLLINGER HOLDINGS LLC (the “Company”), a Florida company, and KRYSTEN MICHAYLUK (the “Independent Contractor”) having an address at 2350 Prince Albert Street, Vancouver, British Columbia V5T 3W5, Canada. The Company and the Independent Contractor may hereinafter be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company desires to procure the services of the Independent Contractor to perform the scope of services described in Schedule 1 hereto, which is incorporated herein by this reference, and the Independent Contractor desires to provide such services to the Company, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Independent Contractor agree as follows:

1.	Nature of Relationship.

a.	The Company contracts with Independent Contractor on the terms and conditions hereafter set forth. The Independent Contractor will perform his/her duties hereunder, and will devote such time as shall be required to satisfy the duties of the contract, including at the Company’s expense, periodic travel to conduct the Company’s business as may be necessary.

b.	The relationship between the Parties is that of an independent contractor, and this Agreement does not create an employment relationship; under no circumstances is the Independent Contractor an agent of the Company.

c.	The Independent Contractor has the right and freedom to work the hours that he/she deems necessary in order to perform the work under this Agreement. The manner and method of performing the duties and services under this Agreement are under the exclusive control of the Independent Contractor.

2.	Term. This Agreement is at-will, and may be terminated at any time for any reason by either Party, though the Parties agree that each will use their best efforts to give at least thirty (30) days’ notice of any termination, but shall not give less than fourteen (14) days’ notice.

3.	Compensation. The remuneration of the Independent Contractor will be at the rate set out in Schedule 2 to this Agreement, payable in accordance with the Company’s normal policies for payment of independent contractors in effect from time to time.

4.	Confidentiality and Ownership of Company Property.

a.	Confidential Information. “Confidential Information” means information that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential, or which belongs to a third party and is subject to a duty on the Company’s part to maintain its confidentiality. Confidential Information includes not only information disclosed by the Company to the Independent Contractor, but also information learned or developed by the Independent Contractor during the term of this Agreement in connection with performing this Agreement, as well as all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information. Confidential Information includes but is not limited to anything related to the procurement of the necessary approvals to operate the Company and portions thereof, strategies and plans, contracts, financial information, professional fee information, salary information, lists, payor and vendor lists, cost and profit information, record keeping practices, policies and procedures, operational matters and practices, information, development and research work, marketing programs, plans, proposals, applications, accompaniments to applications, narrative descriptions, manuals and materials, formulas, processes, know-how, other trade secrets, trademarks, copyrights, patents, business and financial records, data received from institutions, customer lists and contractor list and other information owned and/or created by or for the Company that would constitute a trade secret and/or confidential information under Florida Law or the Federal Defend Trade Secrets Act of 2016,as amended. Notwithstanding the foregoing, the term “Confidential Information” does not include, and Independent Contractor shall not be restricted during or after the term of this Agreement from using any information, even if otherwise designated as “Confidential Information”: (i) which Independent Contractor learned of other than in the term of this Agreement; (ii) which is obtainable from sources outside of the Company, without breaching any contractual or other obligations; or (iii) which otherwise exists in the public domain.

b.	The Independent Contractor agrees that during the term of this Agreement, he/she will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which the Independent Contractor has an obligation to keep in confidence, and further agrees that the Independent Contractor will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

c.	The Independent Contractor shall not, either during the term of this Agreement or at any time after termination, impart or disclose any Confidential Information to any person, firm or entity other than the Company, or use any of such Confidential Information, directly or indirectly, for his/her own benefit or for the benefit of any person, firm or entity other than the Company. The Independent Contractor hereby acknowledges that the items included within the definition of Confidential Information are valuable assets of the Company and that the Company has a legitimate business interest in protecting such Confidential Information.

d.	The Independent Contractor shall execute the Company’s form of NonDisclosure, NonSolicitation and NonCompetition Agreement in substantially the form of that attached hereto in Schedule 3.

e.	Company Property; Return of Company Property. All materials relating to the business and affairs of the Company and any of its officers, directors, shareholders, subsidiaries or affiliates including, without limitation, all manuals, documents, reports, equipment, working materials and lists of customers prepared by the Company or by the Independent Contractor in the course of employment are for the benefit of the Company and are and will remain the property of the Company. The Independent Contractor will surrender and deliver to the Company all such materials, data, information and property, and anything containing or constituting Confidential Information or Inventions, upon the termination for any reason whatsoever of the Independent Contractor’s employment, or at an earlier time on the request of the Company.

5.	Policies. The Independent Contractor will comply with all the Company’s policies as may be established and amended from time to time.

6.	General.

a.	Independent Legal Advice. The Independent Contractor acknowledges that he/she has read and understood the terms and conditions of this Agreement and acknowledges and agrees that he/she has had the opportunity to seek, and was neither prevented nor discouraged by the Company from seeking, any independent legal advice which he/she considered necessary prior to the execution and delivery of this Agreement and that, in the event that he/she did not take that opportunity prior to signing this Agreement, he/she did so voluntarily without any undue pressure, and agrees that his/her failure to obtain independent legal advice will not be used as a defense to the enforcement of his/her obligations under this Agreement.

b.	Notices. All notices and other communications to be made hereunder shall be in writing and shall be deemed to have been given when the same are: (i) personally delivered; (ii) mailed, registered or certified mail, first class postage prepaid return receipt requested; or (iii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable Party at the address set forth above; and also shall be sent by email or other functionally equivalent electronic means, delivery receipt requested. In the case of Independent Contractor, notices shall be addressed to Independent Contractor at the address first stated above (in the case of mailed or hand-delivered notices) and the personal email address (in the case of electronic delivery) that he/she most recently communicated to the Company in writing. Any Party refusing delivery of a notice shall be charged with knowledge of its contents.

c.	Successors and Assigns. The Independent Contractor acknowledges that the Independent Contractor’s services are unique and personal. The Independent Contractor may not assign the Independent Contractor’s rights or delegate the Independent Contractor’s duties or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, and its officers, directors, shareholders, successors, affiliates, and assigns by merger, consolidation, transfer of business and properties or otherwise, and shall be binding on and inure to the benefit of the Independent Contractor and his/her heirs and legal representatives. This Agreement is assignable by the Company.

d.	Survival; Enforceability. Notwithstanding the termination for any reason whatsoever of this Agreement, the provisions of Paragraph 4, including all subparts, shall survive and remain enforceable. The Independent Contractor agrees and acknowledges that the existence of any claim or cause of action the Independent Contractor may have or assert against the Company or its subsidiaries or affiliates, whether based on this Agreement or otherwise, will not constitute a defense to the enforcement of his/her obligations under Paragraph 4 and its subparts.

e.	Severability. In the event any one or more of the provisions of this Agreement shall be held to be, in whole or in part, invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remainder of such provision or other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part provision) never had been contained herein.

f.	Injunctive Relief. The Independent Contractor recognizes and agrees that any material violation of the provisions of Paragraph 4 of this Agreement would cause such damage or injury to the Company as would be irreparable, and the exact amount of monetary damages would be impossible to ascertain with reasonable certainty; therefore, the Independent Contractor agrees that notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to seek injunctive relief from a court against such violations or threatened violations. Such right to seek an injunction shall be cumulative and in addition to, and not in limitation of, any other rights and remedies by the Company may have in equity or at law.

g.	Governing Law, Forum Selection. This Agreement shall be construed in accordance with the laws of Florida, United States of America, exclusive of any choice of law principles. In the event any dispute arises between the Parties relative to this Agreement, then the dispute shall be litigated in any federal or state court of competent jurisdiction sitting in Palm Beach County, Florida, and both Parties agree to personal jurisdiction in such courts.

h.	Currency. All currency amounts referenced in this Agreement are in United States Dollars unless otherwise expressly stated.

i.	Taxes. Independent Contractor is responsible for any and all tax liabilities accruing based on payment to the Independent Contractor under this Agreement, and will indemnify and hold harmless the Company for any such liabilities. The Independent Contractor will not be treated as an employee for federal and state tax purposes.

j.	Entire Agreement; Amendments. This Agreement (inclusive of the attached Schedules hereby incorporated by reference), contains the entire understanding and agreement of the Parties hereto with respect to the matters contained herein, and may not be amended or supplemented at any time unless by writing, executed by each of the said Parties. Any agreement or understanding, written or otherwise, prior to the effective date of this Agreement between the Independent Contractor and the Company relating to the scope of services under this Agreement is hereby terminated and discharged.

k.	Acknowledgment; Waiver. The Independent Contractor acknowledges that the continued relationship with the Independent Contractor constitutes actual, valuable fresh consideration in exchange for signing this Agreement and the Independent Contractor hereby waives irrevocably any right he/she may have to assert that this Agreement should be invalid, void or voidable, in whole or in part, for lack of consideration.

I.	Counterparts and Facsimile Signatures. This Agreement may be executed and delivered by the Parties in one or more counterparts, each of which when so executed and delivered will be an original, and those counterparts will together constitute one and the same instrument. The facsimile signature of a party hereto shall be of the same binding force and effect as that party’s original signature.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement on date set forth above.

DOLLINGER HOLDINGS LLC

/s/ Sean Dollinger
By:	Sean Dollinger
As:	Manager

/s/ Krysten Michayluk
KRYSTEN MICHAYLUK

SCHEDULE 1

INDEPENDENT CONTRACTOR SCOPE OF SERVICES

The services to be performed by Independent Contractor as part of this Agreement are as follows: Create and curate a wine membership club, be a key liaison with wine club members, create the content for monthly e-newsletters and feature sheets for wine club shipment orders, update wine lists as needed alongside web content and be the head of wine purchasing for the company. The Services will also include any other consulting tasks which the parties may agree on in writing or through course of dealing. Collectively these are referred to as the “Services.”

SCHEDULE 2

REMUNERATION

Independent Contractor will charge the Company for the Services as follows (the “Compensation”): On the last day of the month, a total of $5,500USD will be wired to Independent Contractor alongside a 10% commission on the category sales for wine. This is a non refundable draw against the commission for months - January, February and March 2021 (90 day term). Going into April, 10% of category sales for wine will be wired to Independent Contractor at the end of every consecutive month while Independent Contractor performs the Services including updating wine selection, membership plans, correspondence with membership clientele and continued wine e-newsletters and feature sheets. The minimum monthly payment to Independent Contractor hereunder shall be $5,500USD.

Invoices submitted by the Independent Contractor to the Company are due within 30 days of receipt. In the event that this Agreement is terminated by the Company prior to completion of the Services, but where the Services are partially performed, the Independent Contractor will be entitled to pro rated payment of the Compensation to the date of termination provided that there has been no breach of contract on the part of the Independent Contractor.

Additionally, the Independent Contractor will be reimbursed from time to time for reasonable and necessary expenses incurred by the Independent Contractor in connection with providing the Services. All such expenses shall be previously approved by the Company prior to being incurred by the Independent Contractor, and if not previously approved, shall not be payable by the Company.

This Non-Disclosure, Non-Solicitation and Non-Competition Agreement (“Agreement”) is made and entered into effective January 12, 2021                               , by and between DOLLINGER HOLDINGS LLC, a Florida company (hereinafter “First Party”) and KRYSTEN MICHAYLUK (hereinafter “Second Party”).

NONDISCLOSURE, NONSOLICITATION, AND

NONCOMPETITION AGREEMENT

WITNESS ETH

WHEREAS, First Party is engaged in the highly competitive business of consulting for various internet ventures (collectively referred to herein as “Products”), throughout the world (hereinafter “First Party’s Business”); and

WHEREAS, Second Party is an Independent Contractor of First Party, and is thus in contact with all aspects of all matters relating to First Party’s operations respecting the Products; and

WHEREAS, First Party requires Second Party, and Second Party agrees that, in consideration for continuing as an Independent Contractor of First Party, and to otherwise continue its relationship with First Party in connection with First Party’s business operations, and otherwise in consideration of continuing the existing business relationship with First Party, Second Party and First Party agree to enter into this Agreement. “Business relationship” shall mean any legally recognized relationship between First Party and Second Party as may exist from time to time, which by way of example includes, but is not limited to, that of employer/employee, agent/servant, or independent contractor; and

WHEREAS, Second Party recognizes and understands that First Party is affiliated with, and works in conjunction with, those entities referred herein as the “First Party Affiliates” including Sean Dollinger (located in Canada and the United States of America), Dollinger Holdings, Inc. (located in Florida, United States of America), Country Wine & Spirits, Inc. (located in California), and Ssquared Spirits LLC (located in California, as well as those additional entities, subsidiaries, and affiliated companies which, over time, may be so established (herein collectively referred to as the “First Party Affiliates”), and because of the close working relationship with these entities, First Party and Second Party specifically agree and acknowledge that all protections afforded First Party are likewise afforded to those entities which are and may be identified from time to time as “First Party Affiliates” which the First Party and Second Party consider to be intended third party beneficiaries of this Agreement with equal right to enforce the terms of this Agreement as First Party; and

WHEREAS, Second Party acknowledges and agrees that First Party has legitimate business interests including, but is not limited to, trade secrets, valuable confidential business and professional information that may not otherwise qualify as trade secrets, substantial relationships with prospective and existing customers, clients and manufacturers, goodwill associated with the ongoing business of First Party by way of its trade name, trademarks or service marks as they may exist from time to time, its trade dress, the specific geographic location at which First Party does business, and the specific marketing and trade areas of First Party; and the extraordinary and/or specialized training provided to Second Party.

NOW, THEREFORE, in consideration of the covenants, promises, representations, and understandings set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, First Party and Second Party agree to the following terms.

1. The foregoing recitals are true and correct and by this reference are incorporated into and made a part of this Agreement.

2. In consideration of Second Party entering into this Agreement with First Party, First Party will enter into a business relationship with Second Party, or continue the business relationship with Second Party as it exists on the date of this Agreement.

3. Second Party represents and warrants to First Party the following: (i) Second Party is not under any obligation to any person or business entity which is inconsistent with or in conflict with this Agreement, or which would prevent, limit or impair in any way Second Party’s performance of obligations hereunder; and (ii) Second Party has not disclosed and will not disclose to First Party, nor use for First Party’s benefit, any confidential information or trade secrets that Second Party may possess in relation to any third party, which information or secrets are not otherwise subject to lawful disclosure by Second Party. In the event that Second Party breach any of these warranties, Second Party agrees to indemnify and hold harmless First Party from any and all claims, costs, expenses, attorney’s fees, lawsuits, or other liability arising from or relating to such breach.

4. Second Party acknowledges and agrees that during the course of its business relationship with First Party, Second Party has had or will have access to trade secret or otherwise valuable confidential information of First Party (herein referred to as “Trade Secrets and Confidential Information”). By way of example, and solely to assist in defining the scope of this Agreement, Trade Secrets and Confidential Information includes, but is not limited to: (i) the First Party Customer List and any other customer lists, including the names, address, phone numbers and contact persons of each customer; (ii) existing and prospective advantageous business relationships between First Party and its customers and manufacturers, those First Party is marketing to become customers, employees, independent contractors, agents, suppliers, professionals, and manufacturers; (iii) pricing, cost and markup information for all services provided by First Party to its customers and from manufacturers; (iv) financial information; (v) personnel information; (vi) methods of operation, business plans and strategies, and marketing materials; (vii) the requirements or “req” sheets for First Party’s customers and manufacturers; (iix) the nature and operation, including user names, passwords and user accounts, of all recruiting software and other specialized software used in the business operations of First Party; (ix) all network-based database information complied and maintained by First Party; (x) the recruiters book, the master book, submittal logs, start/finish logs, interview lists, employee filters, employee detail sheets; (xi) marketing materials and other materials identifying the business model of First Party; (xii) all information that is otherwise defined as trade secret within the meaning and contemplation of the Florida Uniform Trade Secrets Act set out at Florida Statutes Chapter 688, and/or the Federal Defend Trade Secrets Act of 2016 set out at 18 U.S.C. § 1836 et seq.

5. The intent of this paragraph is to provide for nondisclosure of the Trade Secrets and Confidential Information of First Party by Second Party. Second Party agrees to the following terms:

a.	During the term of Second Party’s business relationship with First Party, Second Party shall not: (i) publish, disclose, or make accessible any Trade Secrets or Confidential Information, or any part thereof, to any person, firm, corporation, limited liability company, partnership or other business entity, for any reason whatsoever; or (ii) use, reproduce or generate benefit from Trade Secrets or Confidential Information, or any part thereof, in any way which does not benefit First Party.

b.	After termination of Second Party’s business relationship with First Party, for any reason whatsoever whether it be for cause or without cause, Second Party shall not: (i) publish, disclose, or make accessible any Trade Secrets or Confidential Information, or any part thereof, to any person, firm, corporation, limited liability company, partnership or other business entity, for any reason whatsoever; or (ii) use, reproduce or generate benefit from Trade Secrets or Confidential Information, or any part thereof, in any way.

c.	Immediately upon termination of the business relationship between First Party and Second Party, Second Party shall return any and all tangible evidence of all Trade Secrets and Confidential Information including, but not limited to, any papers, lists, books, files, and computer stored or generated information, to First Party prior to or at the termination of employment with First Party. Only upon being instructed to do so in writing by First Party, Second Party shall delete all Trade Secrets and Confidential Information maintained on any electronic device of Second Party in a manner that destroys the ability to retrieve the information after deletion.

d.	Upon termination of the business relationship between First Party and Second Party, Second Party shall not remove from the business premises of First Party any Trade Secrets and Confidential Information in any form whatsoever, whether in writing or electronically.

e.	Second Party acknowledges and agrees that disclosure of Trade Secrets and Confidential Information by Second Party would cause irreparable harm to First Party. Therefore, if Second Party breaches or threatens to breach the terms of this paragraph five, or if First Party is otherwise in fear that Trade Secrets and Confidential Information in the possession of Second Party may be disclosed to a third party in violation of this paragraph five, Second Party acknowledges and agrees that First Party shall be entitled to ex parte (without notice to Second Party) entry of immediate temporary and/or preliminary injunctive relief, thereafter to be made permanent, enjoining Second Party from disclosing or otherwise using Trade Secrets and Confidential Information in violation of this paragraph five. The rights of First Party herein are in addition to any other rights that First Party may have against Second Party pursuant to this Agreement or otherwise, including the right to pursue any claim for damages First Party may have against Second party for breach or threatened breach of this Agreement.

6. The intent of this paragraph is to restrict Second Party from competing with First Party to the fullest extent permitted by Florida Statutes § 542.335. Second Party agrees to the following terms:

a.	Second Party acknowledges and agrees that First Party has legitimate business interests, as defined in Florida Statutes§ 542.335(1)(b), including but not limited to: (i) in protecting from use against First Party and disclosure to third parties Trade secrets and Confidential Information as those terms are defined in paragraph four herein and in Florida Statutes§ 688.002(4) and in 18 U.S.C. §1839(3); (ii) in protecting First Party’s substantial relationships with its customers, clients, manufacturers, and referral sources and the goodwill associated with First Party’s ongoing business, professional practice, geographic locations of operation, and marketing and trade areas; and (iii) in protecting from use against First Party any extraordinary or specialized training provided by First Party to Second Party during the course of their business relationship with one another. Second Party acknowledges and agrees that all of the foregoing are business assets of First Party which, if misappropriated by a third party, would give that third party an unfair competitive advantage over First Party.

b.	Second Party agrees that during the term of the business relationship between First Party and Second Party, and for a period of two (2) years from the date of termination of the business relationship for any reason, with or without cause or notice, Second Party shall not directly or indirectly, as owner, employee, agent, contractor, independent contractor, shareholder, member, or otherwise, compete with First Party in any area of First Party’s Business as defined herein, to the extent that such competition would entail use of First Party’s Trade Secrets and Confidential Information as defined herein, or would otherwise entail use of First Party’s trade secrets as defined in Florida Statutes§ 688.002(4) and/or 18 U.S.C. § 1839(3). The scope of this subparagraph is limited to the online aspects of First Party’s Business. Second Party shall not be precluded from working for brick and mortar businesses, provided that Second Party shall be precluded from developing for such businesses any online presence that is the same or substantially similar to the scope of work performed by Second Party pursuant to her lndepending Contractor Agreement with First Party.

c.	To the extent that competition does not fall within the provisions of paragraph 6b herein, Second Party otherwise agrees that during the term of the business relationship between First Party and Second Party, and for a period of two (2) years from the date of termination of the business relationship for any reason, with or without cause or notice, Second Party shall not directly or indirectly, as owner, employee, agent, contractor, independent contractor, shareholder, member, or otherwise, compete with First Party in any area of First Party’s Business as defined herein, to the extent that such competition would infringe on the legitimate business interests of First Party as those interests are defined in paragraph 6a herein or are otherwise contemplated to be within the scope of Florida Statutes§ 542.335.

d.	For purposes of this paragraph 6, the phrase “compete with First Party” shall include, but shall not be limited to, any act or effort of Second Party, either directly or on behalf of any third party individual or business entity, to work in First Party’s Business as defined herein.

e.	The geographic scope of the restrictions contained herein, that Second Party not “compete with First Party,” shall be limited to the following areas: throughout the geographical limits and jurisdiction of the United States of America.

f.	Second Party acknowledges and agrees that given the worldwide nature of First Party’s business model, the restrictive covenants contained in this paragraph 6 are reasonable as to both temporal duration and geographic scope, and that the restrictive covenants are reasonably necessary to protect the legitimate business interest of First Party as those interests are set forth herein.

7. The intent of this paragraph is to prevent solicitation of or interference with the relationship between First Party and any third party with whom First Party has a business relationship. Second Party agrees that during the term of the business relationship between First Party and Second Party, and for a period of two (2) years after the date of termination of that relationship, Second Party shall not:

a.	directly or indirectly engage, hire, employ, or solicit any employee, agent, professional, supplier, manufacturer, contractor, independent contractor or service provider of First Party, or otherwise induce or solicit, or attempt to induce or solicit, any employee, agent, professional, supplier, contractor, independent contractor or service provider of First Party terminate or otherwise alter their relationship with First Party; or

b.	directly or indirectly solicit or attempt to solicit any customer, client or manufacturer of First Party to terminate or otherwise alter the contractual or business relationship with First Party, or to otherwise interfere with the contractual or business relationship between First Party and any of its customers, clients or manufacturers; or

c.	directly or indirectly interfere with the relationship between First Party and any prospective customer, manufacturer or other third party with whom First Party prospective contractual or business relationship.

8. In the event of any violation of paragraphs 5, 6, or 7, running of the time restrictions set forth therein shall be tolled until such time as a court of competent jurisdiction enters an order of injunctive relief.

9. Second Party acknowledges and agrees that any violation of paragraphs 5, 6, or 7 would cause irreparable harm to First Party, and that First Party has no adequate legal remedy to cure any actual or threatened violation of this Agreement. Therefore, if Second Party violates or threatens to violate the terms of paragraphs 5, 6 or 7 of the Agreement, or if First Party is otherwise in fear that such a violation is likely to occur, Second Party acknowledges and agrees that First Party shall be entitled to ex parte (without notice to Second Party) entry of immediate temporary and/or preliminary injunctive relief, thereafter to be made permanent, enjoining Second Party from violating the terms of this Agreement. The rights of First Party herein are in addition to any other rights that First Party may have against Second Party pursuant to this Agreement or otherwise, including the right to pursue any claim for damages First Party may have against Second party for breach or threatened breach of this Agreement.

10. In the event any provision of this Agreement is deemed or becomes invalid or unenforceable, such event shall not affect the validity and enforceability of any other provision of this Agreement, and the offending provision shall be deemed stricken from this Agreement by agreement of the parties hereto. Similarly, if the scope of any restriction or covenant contained herein is deemed or becomes too broad or extensive to permit enforcement thereof to its fullest extent, then the court is specifically authorized by the parties to enforce any such restriction or covenant to the maximum extent permitted by law, and Second Party hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.

11. Second Party understands that just as First Party values and protects its own Trade Secrets and Confidential Information, First Party respects the trade secrets and confidential information of others. Second Party understands that First Party does not expect or wish Second Party to use any information that is protected by Florida law, including but not limited to that which Second Party may have obtained as a result of Second Party’s prior employment or work, or to take any actions that would violate Florida law. Accordingly, First Party does not expect or wish Second Party to use any information that is protected by Florida law or to take any actions that would violate Florida law. Second Party agrees that Second Party will not disclose to First Party, or use, or induce First Party to use, any information of others that is protected by Florida law. Second Party represents and warrants that Second Party has returned all property, trade secrets, and confidential information belonging to others. Moreover, Second Party is disclosing in writing in the space provided beneath this paragraph ANY agreements or contracts, whether in writing or not, that Second Party believes may limit Second Party’s ability to perform the duties owed to First Party pursuant to the business relationship between the parties. This includes, but is not limited to, any agreement not to disclose trade secrets or other confidential information, as well as any agreement not to compete or not to solicit. Second Party understands that if Second Party has any doubt about whether an agreement should be disclosed under this paragraph, Second Party should disclose the existence of such agreement. Except as so disclosed, Second Party represents that Second Party is not a party to any restrictive agreement limiting the performance of Second Party’s duties to First Party pursuant to their business relationship, and Second Party agrees that Second Party will defend, indemnify and hold harmless First Party for any and all suits and claims that may be commenced or made arising out of or relating to, in any way, any restrictive agreements that Second Party has not disclosed in writing in this Agreement at the time that Second Party executes this Agreement. Second Party agrees to provide copies of any written agreement that Second Party has identified hereunder and to discuss the terms and conditions thereof with First Party, unless prohibited from doing so.

Below Second Party has identified any and all Agreements that may restrict Second Party’s ability to perform Second Party’s duties pursuant to the business relationship with First Party; Second Party has written “None” if none exist. Second Party has also signed next to any information provided:

NONE

12. In any action brought to enforce and/or interpret the terms of this Agreement, the prevailing party in such action shall be awarded its attorneys’ fees and costs incurred for or in anticipation of the action and during the action, including, but not limited to, paralegal and law clerk fees, pursuit, through trial and through all appellate levels.

13. This Agreement has been brought about by virtue of the negotiations of both First Party and Second Party. Both parties agree that they have had a full and fair opportunity to review the terms of this Agreement individually and with legal counsel. Should it ever become necessary to construe or interpret the terms of this Agreement, such construction or interpretation shall be accomplished without giving any consideration as to which of the parties may have drafted this Agreement, and without construing or interpreting the terms of this Agreement against either party.

14. This Agreement is to be construed, interpreted, governed and otherwise enforced pursuant to Florida law, without giving effect to its conflicts of laws or choice of law rules or principles. Venue in any action to construe, interpret and/or enforce this Agreement shall be in the state or Federal courts of Florida sitting in Palm Beach County, Florida. First Party and Second Party hereby knowingly, voluntarily and intentionally waive any defenses or arguments based on lack of personal jurisdiction, improper venue, inconvenient forum or venue (forum non conveniens) as not being residents of Palm Beach County, Florida.

15. First Party and Second Party knowingly, voluntarily and intentionally waive the right to trial by jury in any dispute arising out of or in any way related to this Agreement.

16. No amendments or modifications to this Agreement shall be binding on any of the parties unless such amendment or modification is in writing and executed by all of the parties to this Agreement. No term, provision or clause of this Agreement shall be deemed waived and no breach excused, unless such waiver, excuse or consent shall be in writing and executed by the parties hereto.

17. Second Party agrees that First Party may assign this Agreement to any third party, including, but not limited to, any subsidiary, parent, affiliate or successor of First Party, or any transferee of all or substantially all of the assets of First Party, and such assignment shall not constitute a termination of this Agreement.

18. This Agreement shall survive termination of the business relationship between Second Party and First Party, without regard to reasons for such termination nor the notice or lack of notice given in connection with such termination.

19. Second Party shall, and First Party may, disclose this Agreement to any third party with whom Second Party may have a future or prospective business relationship.

20. If, at any time, Second Party believes that for any reason Second Party is no longer bound by any term of this Agreement or the Agreement as a whole, Second Party must notify First Party of that belief in writing within two (2) days of forming that belief, of the circumstance( s) or event(s) which forms the basis for that belief. The notice shall state with particularity and specificity the circumstance(s) or event(s) that forms the basis for Second Party’s belief. Failure to strictly comply with this notice requirement shall constitute a knowing, voluntary and intentional waiver of any defense which may otherwise have been raised by Second Party, based on those circumstance(s) or event(s), that Second Party is no longer bound by this Agreement. After receipt of such notice, First Party shall have 30 days to remedy the circumstance(s) or event(s). If First Party remedies the circumstance(s) or event(s), then Second Party agrees that Second Party shall be subject to a conclusive presumption that Second Party has no defense to enforcement of this Agreement, based on any of the remedied circumstances or events. Evidence of any effort by First Party to remedy the circumstance(s) or event(s) raised in such notice shall be inadmissible into evidence as evidence of a subsequent remedial measure within the meaning of Florida Statutes§ 90.407.

21. Any notice to First Party pursuant to this Agreement shall be delivered by facsimile and United States Certified Mail, postage prepaid return receipt requested, to the following address, or to any other address of which Second Party has been notified in writing:

Dollinger Holdings LLC
c/o Holiday Hunt Russell PLLC
2699 Sheridan Street Suite A-105
Fort Lauderdale, Florida 33312
Telephone: (954) 920-5153
Email: hhrussell@holidayrussell.com

22. Any notice to Second Party shall be delivered by United States Mail, postage prepaid, to the following address, and shall be deemed as having been received by Second Party within three (3) business days after the date of mailing:

Krysten Michayluk
2350 Prince Albert Street
Vancouver, BC V5T 3W5
Canada

23. This Agreement represents the entire Agreement between the parties with respect to the subject matter covered by this Agreement. It supersedes any and all prior agreements or understandings (other than permission forms on such matters as background checks), oral or written, between the parties pertaining to the subject matter covered under this Agreement. Second Party acknowledges and agrees that no representation, promise, or agreement regarding the subject matter of this Agreement has been made to or with Second Party that is not set forth in this Agreement. Any representations or agreements regarding the subject matter of this Agreement not explicitly included in this Agreement are considered waived and unenforceable. Any previous agreements between First Party and Second Party regarding the subject matter of this Agreement are hereby superseded by execution of this Agreement, and shall have no continuing force or effect. This Agreement is in no way dependent upon the performance of any other contract or agreement that may have been or may be entered into between Second Party and First Party, and the breach or alleged breach of any other contract or agreement is no defense to enforcement of this Agreement.

24. Second Party agrees that each third party who has disclosed confidential information to First Party under the condition that First Party agrees not to disclose or misappropriate the same, shall be deemed a third party beneficiary under this Agreement as to such confidential information.

25. The waiver by First Party of a breach or threatened breach of any obligation of this Agreement by Second Party shall not be construed as a waiver of any subsequent breach by Second Party. The refusal or failure of First Party to enforce any obligation of this Agreement (or any similar agreement) against any third party for any reason shall not constitute a defense to the enforcement by First Party of any similar obligation, nor shall it give rise to any claim or cause of action by Second Party against First Party.

26. This Agreement may be signed in counterparts. A copy of this Agreement is as enforceable as the original, and the facsimile signature of a party hereto shall be of the same binding force and effect as that party’s original signature.

27. Time is of the essence regarding performance of all terms of this Agreement.

28. The provisions of this Agreement are binding upon Second Party, and Second Party’s agents, servants, employees, and independent contractors, and on those persons in active concert or participation with any of them who have actual knowledge of this Agreement.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written. The parties acknowledge that they fully and completely understand all of the terms of this Agreement, that they have not been coerced or intimidated into signing this agreement, that they have had full and fair opportunity to review this agreement with counsel and that they have themselves read this agreement in full, that they knowingly and voluntarily agree to all of the terms of this Agreement, that they intend to be legally bound by this Agreement, and that they are duly authorized and have full authority to execute this Agreement.

DOLLINGER HOLDINGS LLC

By:	/s/ Sean Dollinger
Sean Dollinger
As:	Manager

/s/ Krysten Michayluk
Print Name: KRYSTEN MICHAYLUK, individually

SCHEDULE 3

NONDISCLOSURE, NONSOLICITATION AND NONCOMPETITION AGREEMENT

NONDISCLOSURE, NONSOLICITATION, AND

NONCOMPETITION AGREEMENT

This Non-Disclosure, Non-Solicitation and Non-Competition Agreement (“Agreement”) is made and entered into on ___________________________, by and between DOLLINGER HOLDINGS LLC, a Florida company (hereinafter “First Party”) and KRYSTEN MICHAYLUK (hereinafter “Second Party”).

WITNESS ETH

WHEREAS, First Party is engaged in the highly competitive business of consulting for various internet ventures (collectively referred to herein as “Products”), throughout the world (hereinafter “First Party’s Business”); and

WHEREAS, Second Party is an Independent Contractor of First Party, and is thus in contact with all aspects of all matters relating to First Party’s operations respecting the Products; and

WHEREAS, First Party requires Second Party, and Second Party agrees that, in consideration for continuing as an Independent Contractor of First Party, and to otherwise continue its relationship with First Party in connection with First Party’s business operations, and otherwise in consideration of continuing the existing business relationship with First Party, Second Party and First Party agree to enter into this Agreement. “Business relationship” shall mean any legally recognized relationship between First Party and Second Party as may exist from time to time, which by way of example includes, but is not limited to, that of employer/employee, agent/servant, or independent contractor; and

WHEREAS, Second Party recognizes and understands that First Party is affiliated with, and works in conjunction with, those entities referred herein as the “First Party Affiliates” including Sean Dollinger (located in Canada and the United States of America), Dollinger Holdings, Inc. (located in Florida, United States of America), Country Wine & Spirits, Inc. (located in California), and Ssquared Spirits LLC (located in California, as well as those additional entities, subsidiaries, and affiliated companies which, over time, may be so established (herein collectively referred to as the “First Party Affiliates”), and because of the close working relationship with these entities, First Party and Second Party specifically agree and acknowledge that all protections afforded First Party are likewise afforded to those entities which are and may be identified from time to time as “First Party Affiliates” which the First Party and Second Party consider to be intended third party beneficiaries of this Agreement with equal right to enforce the terms of this Agreement as First Party; and

WHEREAS, Second Party acknowledges and agrees that First Party has legitimate business interests including, but is not limited to, trade secrets, valuable confidential business and professional information that may not otherwise qualify as trade secrets, substantial relationships with prospective and existing customers, clients and manufacturers, goodwill associated with the ongoing business of First Party by way of its trade name, trademarks or service marks as they may exist from time to time, its trade dress, the specific geographic location at which First Party does business, and the specific marketing and trade areas of First Party; and the extraordinary and/or specialized training provided to Second Party.

NOW, THEREFORE, in consideration of the covenants, promises, representations, and understandings set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, First Party and Second Party agree to the following terms.

1. The foregoing recitals are true and correct and by this reference are incorporated into and made a part of this Agreement.

2. In consideration of Second Party entering into this Agreement with First Party, First Party will enter into a business relationship with Second Party, or continue the business relationship with Second Party as it exists on the date of this Agreement.

3. Second Party represents and warrants to First Party the following: (i) Second Party is not under any obligation to any person or business entity which is inconsistent with or in conflict with this Agreement, or which would prevent, limit or impair in any way Second Party’s performance of obligations hereunder; and (ii) Second Party has not disclosed and will not disclose to First Party, nor use for First Party’s benefit, any confidential information or trade secrets that Second Party may possess in relation to any third party, which information or secrets are not otherwise subject to lawful disclosure by Second Party. In the event that Second Party breach any of these warranties, Second Party agrees to indemnify and hold harmless First Party from any and all claims, costs, expenses, attorney’s fees, lawsuits, or other liability arising from or relating to such breach.

4. Second Party acknowledges and agrees that during the course of its business relationship with First Party, Second Party has had or will have access to trade secret or otherwise valuable confidential information of First Party (herein referred to as “Trade Secrets and Confidential Information”). By way of example, and solely to assist in defining the scope of this Agreement, Trade Secrets and Confidential Information includes, but is not limited to: (i) the First Party Customer List and any other customer lists, including the names, address, phone numbers and contact persons of each customer; (ii) existing and prospective advantageous business relationships between First Party and its customers and manufacturers, those First Party is marketing to become customers, employees, independent contractors, agents, suppliers, professionals, and manufacturers; (iii) pricing, cost and markup information for all services provided by First Party to its customers and from manufacturers; (iv) financial information; (v) personnel information; (vi) methods of operation, business plans and strategies, and marketing materials; (vii) the requirements or “req” sheets for First Party’s customers and manufacturers; (iix) the nature and operation, including user names, passwords and user accounts, of all recruiting software and other specialized software used in the business operations of First Party; (ix) all network-based database information complied and maintained by First Party; (x) the recruiters book, the master book, submittal logs, start/finish logs, interview lists, employee filters, employee detail sheets; (xi) marketing materials and other materials identifying the business model of First Party; (xii) all information that is otherwise defined as trade secret within the meaning and contemplation of the Florida Uniform Trade Secrets Act set out at Florida Statutes Chapter 688, and/or the Federal Defend Trade Secrets Act of 2016 set out at 18 U.S.C. § 1836 et seq.

5. The intent of this paragraph is to provide for nondisclosure of the Trade Secrets and Confidential Information of First Party by Second Party. Second Party agrees to the following terms:

a.	During the term of Second Party’s business relationship with First Party, Second Party shall not: (i) publish, disclose, or make accessible any Trade Secrets or Confidential Information, or any part thereof, to any person, firm, corporation, limited liability company, partnership or other business entity, for any reason whatsoever; or (ii) use, reproduce or generate benefit from Trade Secrets or Confidential Information, or any part thereof, in any way which does not benefit First Party.

b.	After termination of Second Party’s business relationship with First Party, for any reason whatsoever whether it be for cause or without cause, Second Party shall not: (i) publish, disclose, or make accessible any Trade Secrets or Confidential Information, or any part thereof, to any person, firm, corporation, limited liability company, partnership or other business entity, for any reason whatsoever; or (ii) use, reproduce or generate benefit from Trade Secrets or Confidential Information, or any part thereof, in any way.

c.	Immediately upon termination of the business relationship between First Party and Second Party, Second Party shall return any and all tangible evidence of all Trade Secrets and Confidential Information including, but not limited to, any papers, lists, books, files, and computer stored or generated information, to First Party prior to or at the termination of employment with First Party. Only upon being instructed to do so in writing by First Party, Second Party shall delete all Trade Secrets and Confidential Information maintained on any electronic device of Second Party in a manner that destroys the ability to retrieve the information after deletion.

d.	Upon termination of the business relationship between First Party and Second Party, Second Party shall not remove from the business premises of First Party any Trade Secrets and Confidential Information in any form whatsoever, whether in writing or electronically.

e.	Second Party acknowledges and agrees that disclosure of Trade Secrets and Confidential Information by Second Party would cause irreparable harm to First Party. Therefore, if Second Party breaches or threatens to breach the terms of this paragraph five, or if First Party is otherwise in fear that Trade Secrets and Confidential Information in the possession of Second Party may be disclosed to a third party in violation of this paragraph five, Second Party acknowledges and agrees that First Party shall be entitled to ex parte (without notice to Second Party) entry of immediate temporary and/or preliminary injunctive relief, thereafter to be made permanent, enjoining Second Party from disclosing or otherwise using Trade Secrets and Confidential Information in violation of this paragraph five. The rights of First Party herein are in addition to any other rights that First Party may have against Second Party pursuant to this Agreement or otherwise, including the right to pursue any claim for damages First Party may have against Second party for breach or threatened breach of this Agreement.

6. The intent of this paragraph is to restrict Second Party from competing with First Party to the fullest extent permitted by Florida Statutes § 542.335. Second Party agrees to the following terms:

a.	Second Party acknowledges and agrees that First Party has legitimate business interests, as defined in Florida Statutes § 542.335(1)(b), including but not limited to: (i) in protecting from use against First Party and disclosure to third parties Trade secrets and Confidential Information as those terms are defined in paragraph four herein and in Florida Statutes§ 688.002(4) and in 18 U.S.C. §1839(3); (ii) in protecting First Party’s substantial relationships with its customers, clients, manufacturers, and referral sources and the goodwill associated with First Party’s ongoing business, professional practice, geographic locations of operation, and marketing and trade areas; and (iii) in protecting from use against First Party any extraordinary or specialized training provided by First Party to Second Party during the course of their business relationship with one another. Second Party acknowledges and agrees that all of the foregoing are business assets of First Party which, if misappropriated by a third party, would give that third party an unfair competitive advantage over First Party.

b.	Second Party agrees that during the term of the business relationship between First Party and Second Party, and for a period of two (2) years from the date of termination of the business relationship for any reason, with or without cause or notice, Second Party shall not directly or indirectly, as owner, employee, agent, contractor, independent contractor, shareholder, member, or otherwise, compete with First Party in any area of First Party’s Business as defined herein, to the extent that such competition would entail use of First Party’s Trade Secrets and Confidential Information as defined herein, or would otherwise entail use of First Party’s trade secrets as defined in Florida Statutes§ 688.002(4) and/or 18 U.S.C. § 1839(3). The scope of this subparagraph is limited to the online aspects of First Party’s Business. Second Party shall not be precluded from working for brick and mortar businesses, provided that Second Party shall be precluded from developing for such businesses any online presence that is the same or substantially similar to the scope of work performed by Second Party pursuant to her lndepending Contractor Agreement with First Party.

c.	To the extent that competition does not fall within the provisions of paragraph 6b herein, Second Party otherwise agrees that during the term of the business relationship between First Party and Second Party, and for a period of two (2) years from the date of termination of the business relationship for any reason, with or without cause or notice, Second Party shall not directly or indirectly, as owner, employee, agent, contractor, independent contractor, shareholder, member, or otherwise, compete with First Party in any area of First Party’s Business as defined herein, to the extent that such competition would infringe on the legitimate business interests of First Party as those interests are defined in paragraph 6a herein or are otherwise contemplated to be within the scope of Florida Statutes§ 542.335.

d.	For purposes of this paragraph 6, the phrase “compete with First Party” shall include, but shall not be limited to, any act or effort of Second Party, either directly or on behalf of any third party individual or business entity, to work in First Party’s Business as defined herein.

e.	The geographic scope of the restrictions contained herein, that Second Party not “compete with First Party,” shall be limited to the following areas: throughout the geographical limits and jurisdiction of the United States of America.

f.	Second Party acknowledges and agrees that given the worldwide nature of First Party’s business model, the restrictive covenants contained in this paragraph 6 are reasonable as to both temporal duration and geographic scope, and that the restrictive covenants are reasonably necessary to protect the legitimate business interest of First Party as those interests are set forth herein.

7. The intent of this paragraph is to prevent solicitation of or interference with the relationship between First Party and any third party with whom First Party has a business relationship. Second Party agrees that during the term of the business relationship between First Party and Second Party, and for a period of two (2) years after the date of termination of that relationship, Second Party shall not:

a.	directly or indirectly engage, hire, employ, or solicit any employee, agent, professional, supplier, manufacturer, contractor, independent contractor or service provider of First Party, or otherwise induce or solicit, or attempt to induce or solicit, any employee, agent, professional, supplier, contractor, independent contractor or service provider of First Party terminate or otherwise alter their relationship with First Party; or

b.	directly or indirectly solicit or attempt to solicit any customer, client or manufacturer of First Party to terminate or otherwise alter the contractual or business relationship with First Party, or to otherwise interfere with the contractual or business relationship between First Party and any of its customers, clients or manufacturers; or

c.	directly or indirectly interfere with the relationship between First Party and any prospective customer, manufacturer or other third party with whom First Party prospective contractual or business relationship.

8. In the event of any violation of paragraphs 5, 6, or 7, running of the time restrictions set forth therein shall be tolled until such time as a court of competent jurisdiction enters an order of injunctive relief.

9. Second Party acknowledges and agrees that any violation of paragraphs 5, 6, or 7 would cause irreparable harm to First Party, and that First Party has no adequate legal remedy to cure any actual or threatened violation of this Agreement. Therefore, if Second Party violates or threatens to violate the terms of paragraphs 5, 6 or 7 of the Agreement, or if First Party is otherwise in fear that such a violation is likely to occur, Second Party acknowledges and agrees that First Party shall be entitled to ex parte (without notice to Second Party) entry of immediate temporary and/or preliminary injunctive relief, thereafter to be made permanent, enjoining Second Party from violating the terms of this Agreement. The rights of First Party herein are in addition to any other rights that First Party may have against Second Party pursuant to this Agreement or otherwise, including the right to pursue any claim for damages First Party may have against Second party for breach or threatened breach of this Agreement.

10. In the event any provision of this Agreement is deemed or becomes invalid or unenforceable, such event shall not affect the validity and enforceability of any other provision of this Agreement, and the offending provision shall be deemed stricken from this Agreement by agreement of the parties hereto. Similarly, if the scope of any restriction or covenant contained herein is deemed or becomes too broad or extensive to permit enforcement thereof to its fullest extent, then the court is specifically authorized by the parties to enforce any such restriction or covenant to the maximum extent permitted by law, and Second Party hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.

11. Second Party understands that just as First Party values and protects its own Trade Secrets and Confidential Information, First Party respects the trade secrets and confidential information of others. Second Party understands that First Party does not expect or wish Second Party to use any information that is protected by Florida law, including but not limited to that which Second Party may have obtained as a result of Second Party’s prior employment or work, or to take any actions that would violate Florida law. Accordingly, First Party does not expect or wish Second Party to use any information that is protected by Florida law or to take any actions that would violate Florida law. Second Party agrees that Second Party will not disclose to First Party, or use, or induce First Party to use, any information of others that is protected by Florida law. Second Party represents and warrants that Second Party has returned all property, trade secrets, and confidential information belonging to others. Moreover, Second Party is disclosing in writing in the space provided beneath this paragraph ANY agreements or contracts, whether in writing or not, that Second Party believes may limit Second Party’s ability to perform the duties owed to First Party pursuant to the business relationship between the parties. This includes, but is not limited to, any agreement not to disclose trade secrets or other confidential information, as well as any agreement not to compete or not to solicit. Second Party understands that if Second Party has any doubt about whether an agreement should be disclosed under this paragraph, Second Party should disclose the existence of such agreement. Except as so disclosed, Second Party represents that Second Party is not a party to any restrictive agreement limiting the performance of Second Party’s duties to First Party pursuant to their business relationship, and Second Party agrees that Second Party will defend, indemnify and hold harmless First Party for any and all suits and claims that may be commenced or made arising out of or relating to, in any way, any restrictive agreements that Second Party has not disclosed in writing in this Agreement at the time that Second Party executes this Agreement. Second Party agrees to provide copies of any written agreement that Second Party has identified hereunder and to discuss the terms and conditions thereof with First Party, unless prohibited from doing so.

Below Second Party has identified any and all Agreements that may restrict Second Party’s ability to perform Second Party’s duties pursuant to the business relationship with First Party; Second Party has written “None” if none exist. Second Party has also signed next to any information provided:

12. In any action brought to enforce and/or interpret the terms of this Agreement, the prevailing party in such action shall be awarded its attorneys’ fees and costs incurred for or in anticipation of the action and during the action, including, but not limited to, paralegal and law clerk fees, presuit, through trial and through all appellate levels.

13. This Agreement has been brought about by virtue of the negotiations of both First Party and Second Party. Both parties agree that they have had a full and fair opportunity to review the terms of this Agreement individually and with legal counsel. Should it ever become necessary to construe or interpret the terms of this Agreement, such construction or interpretation shall be accomplished without giving any consideration as to which of the parties may have drafted this Agreement, and without construing or interpreting the terms of this Agreement against either party.

14. This Agreement is to be construed, interpreted, governed and otherwise enforced pursuant to Florida law, without giving effect to its conflicts of laws or choice of law rules or principles. Venue in any action to construe, interpret and/or enforce this Agreement shall be in the state or Federal courts of Florida sitting in Palm Beach County, Florida. First Party and Second Party hereby knowingly, voluntarily and intentionally waive any defenses or arguments based on lack of personal jurisdiction, improper venue, inconvenient forum or venue (forum non conveniens) as not being residents of Palm Beach County, Florida.

15. First Party and Second Party knowingly, voluntarily and intentionally waive the right to trial by jury in any dispute arising out of or in any way related to this Agreement.

16. No amendments or modifications to this Agreement shall be binding on any of the parties unless such amendment or modification is in writing and executed by all of the parties to this Agreement. No term, provision or clause of this Agreement shall be deemed waived and no breach excused, unless such waiver, excuse or consent shall be in writing and executed by the parties hereto.

17. Second Party agrees that First Party may assign this Agreement to any third party, including, but not limited to, any subsidiary, parent, affiliate or successor of First Party, or any transferee of all or substantially all of the assets of First Party, and such assignment shall not constitute a termination of this Agreement.

18. This Agreement shall survive termination of the business relationship between Second Party and First Party, without regard to reasons for such termination nor the notice or lack of notice given in connection with such termination.

19. Second Party shall, and First Party may, disclose this Agreement to any third party with whom Second Party may have a future or prospective business relationship.

20. If, at any time, Second Party believes that for any reason Second Party is no longer bound by any term of this Agreement or the Agreement as a whole, Second Party must notify First Party of that belief in writing within two (2) days of forming that belief, of the circumstance( s) or event(s) which forms the basis for that belief. The notice shall state with particularity and specificity the circumstance(s) or event(s) that forms the basis for Second Party’s belief. Failure to strictly comply with this notice requirement shall constitute a knowing, voluntary and intentional waiver of any defense which may otherwise have been raised by Second Party, based on those circumstance(s) or event(s), that Second Party is no longer bound by this Agreement. After receipt of such notice, First Party shall have 30 days to remedy the circumstance(s) or event(s). If First Party remedies the circumstance(s) or event(s), then Second Party agrees that Second Party shall be subject to a conclusive presumption that Second Party has no defense to enforcement of this Agreement, based on any of the remedied circumstances or events. Evidence of any effort by First Party to remedy the circumstance(s) or event(s) raised in such notice shall be inadmissible into evidence as evidence of a subsequent remedial measure within the meaning of Florida Statutes§ 90.407.

21. Any notice to First Party pursuant to this Agreement shall be delivered by facsimile and United States Certified Mail, postage prepaid return receipt requested, to the following address, or to any other address of which Second Party has been notified in writing:

c/o Holiday Hunt Russell PLLC
2699 Sheridan Street Suite A-105
Fort Lauderdale, Florida 33312
Telephone: (954) 920-5153
Email: hhrussell@holidayrussell.com

22. Any notice to Second Party shall be delivered by United States Mail, postage prepaid, to the following address, and shall be deemed as having been received by Second Party within three (3) business days after the date of mailing:

23. This Agreement represents the entire Agreement between the parties with respect to the subject matter covered by this Agreement. It supersedes any and all prior agreements or understandings (other than permission forms on such matters as background checks), oral or written, between the parties pertaining to the subject matter covered under this Agreement. Second Party acknowledges and agrees that no representation, promise, or agreement regarding the subject matter of this Agreement has been made to or with Second Party that is not set forth in this Agreement. Any representations or agreements regarding the subject matter of this Agreement not explicitly included in this Agreement are considered waived and unenforceable. Any previous agreements between First Party and Second Party regarding the subject matter of this Agreement are hereby superseded by execution of this Agreement, and shall have no continuing force or effect. This Agreement is in no way dependent upon the performance of any other contract or agreement that may have been or may be entered into between Second Party and First Party, and the breach or alleged breach of any other contract or agreement is no defense to enforcement of this Agreement.

24. Second Party agrees that each third party who has disclosed confidential information to First Party under the condition that First Party agrees not to disclose or misappropriate the same, shall be deemed a third party beneficiary under this Agreement as to such confidential information.

25. The waiver by First Party of a breach or threatened breach of any obligation of this Agreement by Second Party shall not be construed as a waiver of any subsequent breach by Second Party. The refusal or failure of First Party to enforce any obligation of this Agreement (or any similar agreement) against any third party for any reason shall not constitute a defense to the enforcement by First Party of any similar obligation, nor shall it give rise to any claim or cause of action by Second Party against First Party.

26. This Agreement may be signed in counterparts. A copy of this Agreement is as enforceable as the original, and the facsimile signature of a party hereto shall be of the same binding force and effect as that party’s original signature.

27. Time is of the essence regarding performance of all terms of this Agreement.

28. The provisions of this Agreement are binding upon Second Party, and Second Party’s agents, servants, employees, and independent contractors, and on those persons in active concert or participation with any of them who have actual knowledge of this Agreement.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written. The parties acknowledge that they fully and completely understand all of the terms of this Agreement, that they have not been coerced or intimidated into signing this agreement, that they have had full and fair opportunity to review this agreement with counsel and that they have themselves read this agreement in full, that they knowingly and voluntarily agree to all of the terms of this Agreement, that they intend to be legally bound by this Agreement, and that they are duly authorized and have full authority to execute this Agreement.

TO BE SIGNED SEPARATELY BY THE PARTIES